                                                                  EXECUTION COPY


================================================================================



                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP

                                      OF

                    BEAUMONT METHANOL, LIMITED PARTNERSHIP

                          Dated as of March 31, 1998

                                     Among

                          TERRA METHANOL CORPORATION,

                              as General Partner,
                              -- ------- -------

                                      and

                              BMC HOLDINGS, INC.,

                          as Class B Limited Partner,
                          -- ----- - ------- -------

                                      and

                               NOVA PRODUCTS LLC,

                           as Class A Limited Partner
                           -- ----- - ------- -------



===============================================================================

Confidential material has been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission under Rule 24b-2(b)
              and has been filed separately with the Commission.

                       T A B L E   O F   C O N T E N T S

Section                                                                 Page

                                   ARTICLE I

                                THE PARTNERSHIP

SECTION 1.01.  Formation..............................................   1
SECTION 1.02.  Name and Principal Office..............................   1
SECTION 1.03.  Registered Agent.......................................   1
SECTION 1.04.  Filings; Certificate of Limited Partnership............   2
SECTION 1.05.  Term...................................................   2
SECTION 1.06.  Independent Activities.................................   2
SECTION 1.07.  Computation of Time Periods............................   3

                                   ARTICLE II

                                    PURPOSE

SECTION 2.01.  Purpose................................................   3
SECTION 2.02.  Powers.................................................   3
SECTION 2.03.  Separate Business......................................   4

                                  ARTICLE III

                        PARTNERS' CAPITAL CONTRIBUTIONS


SECTION 3.01.  General Partner........................................   4
SECTION 3.02.  Limited Partners.......................................   4
SECTION 3.03.  Additional Capital Contributions.......................   4
SECTION 3.04.  Other Matters..........................................   5

                                   ARTICLE IV

                                  ALLOCATIONS


SECTION 4.01.  Profits................................................   5
SECTION 4.02.  Losses.................................................   5
SECTION 4.03.  Special Allocations....................................   6
SECTION 4.04.  Curative Allocations...................................   7
SECTION 4.05.  Limitation on Losses...................................   8
SECTION 4.06.  Priority of Allocations................................   8
SECTION 4.07.  Other Allocation Rules.................................   8
SECTION 4.08.  Tax Allocations:  Section 704(c) of the Code...........   9
SECTION 4.09.  Asset Values...........................................  10

                                   ARTICLE V

                                 DISTRIBUTIONS


SECTION 5.01.  Class A Limited Partner's First Priority Distribution..  12
SECTION 5.02.  Terra Partners' Second Priority Distribution...........  12
SECTION 5.03.  Class A Limited Partner Guaranteed Payment.............  12
SECTION 5.04.  Amounts Withheld.......................................  12
SECTION 5.05.  Tax Distributions......................................  13

                                   ARTICLE VI

                                   MANAGEMENT


SECTION 6.01.  Authority of the General Partner.......................  13
SECTION 6.02.  Right to Rely on the General Partner...................  13
SECTION 6.03.  Restrictions on Authority of the General Partner.......  14
SECTION 6.04.  Duties and Obligations of the General Partner..........  15
SECTION 6.05.  Indemnification of Class A Limited Partner.............  17
SECTION 6.06.  Compensation and Expenses..............................  18

                                  ARTICLE VII

                            ROLE OF LIMITED PARTNERS


SECTION 7.01.  Rights or Powers.......................................  19
SECTION 7.02.  Voting Rights..........................................  19
SECTION 7.03.  Procedure for Consent..................................  19

                                  ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES


SECTION 8.01.  General................................................  19
SECTION 8.02.  Representations and Warranties of Each
               Terra Partner..........................................  19
SECTION 8.03.  Representations and Warranties of the
               Class A Limited Partner................................  22

                                   ARTICLE IX

                           BOOKS AND RECORDS; REPORTS


SECTION 9.01.  Accounting; Books and Records..........................  23
SECTION 9.02.  Reports................................................  24


SECTION 9.03.  Tax Matters............................................  27
SECTION 9.04.  Confidential Information...............................  28

                                   ARTICLE X

                              AMENDMENTS; MEETINGS


SECTION 10.01.  Amendments............................................  28
SECTION 10.02.  Meetings of the Partners..............................  28
SECTION 10.03.  Unanimous Consent.....................................  29

                                   ARTICLE XI

                             TRANSFERS OF INTERESTS


SECTION 11.01.  Restriction on Transfers..............................  29
SECTION 11.02.  Permitted Transfers...................................  29
SECTION 11.03.  Conditions to Permitted Transfers.....................  30
SECTION 11.04.  Prohibited Transfers..................................  31
SECTION 11.05.  Admission as Substitute Partners......................  31
SECTION 11.06.  Rights of Unadmitted Assignees........................  32
SECTION 11.07.  Distributions with Respect to Transferred Interests...  32
SECTION 11.08.  Retirement of Partners' Interest in the Partnership...  33

                                  ARTICLE XII

                                GENERAL PARTNER

SECTION 12.01.  Covenant Not to Withdraw, Transfer or Dissolve........  33
SECTION 12.02.  Termination of Status as General Partner..............  33

                                  ARTICLE XIII

                           DISSOLUTION AND WINDING UP


SECTION 13.01.  Liquidation...........................................  34
SECTION 13.02.  Winding Up............................................  34
SECTION 13.03.  Restoration of Deficit Capital Accounts;
                Compliance with Timing Requirements of Regulations....  35
SECTION 13.04.  Deemed Contribution and Liquidation...................  36
SECTION 13.05.  Rights of Partners....................................  37
SECTION 13.06.  Notice of Dissolution.................................  37
SECTION 13.07.  The Liquidator........................................  37

SECTION 13.08.  Form of Liquidating Distributions.....................  37

                                  ARTICLE XIV

                               POWER OF ATTORNEY

SECTION 14.01.  General Partner as Attorney-In-Fact...................  38
SECTION 14.02.  Nature of Special Power...............................  38

                                   ARTICLE XV

                                 MISCELLANEOUS

SECTION 15.01.  Notices...............................................  39
SECTION 15.02.  Binding Effect........................................  40
SECTION 15.03.  Construction..........................................  40
SECTION 15.04.  Headings..............................................  40
SECTION 15.05.  Severability..........................................  40
SECTION 15.06.  Governing Law.........................................  41
SECTION 15.07.  Waiver of Action for Partition........................  41
SECTION 15.08.  Consent to Jurisdiction...............................  41
SECTION 15.09.  Execution in Counterparts.............................  41
SECTION 15.10.  Treatment as Security.................................  41
SECTION 15.11.  Waiver of Jury Trial..................................  41

                                   SCHEDULES

Schedule I          -    Original Capital Contributions
Schedule II         -    Appraisal Guidelines
Schedule III        -    Collateral for Demand Loans
Schedule IV         -    Existing Investments of Terra U.K.
Schedule V          -    Collateral for Terra Capital Note
Schedule 8.02(g)    -    Environmental Matters
Schedule 11.02(b)   -    Restricted Transferees of the Class A Limited Partner

                                    EXHIBITS

Exhibit A     -      Form of Partnership Balance Sheet
Exhibit B     -      Form of Confidentiality Agreement


Exhibit C     -      Form of Transferor Certificate
Exhibit D     -      Form of Transferee Certificate
Exhibit E-1   -      Form of Demand Loan
Exhibit E-2   -      Form of Terra Capital Guarantee
Exhibit F     -      Form of Terra Capital Note

                          SECOND AMENDED AND RESTATED
                       AGREEMENT OF LIMITED PARTNERSHIP
                                      OF
                    BEAUMONT METHANOL, LIMITED PARTNERSHIP


          This SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP is entered into and shall be effective as of the 31st day of March, 1998, by and among TERRA METHANOL CORPORATION, a Delaware corporation ("TMC"), as the General Partner, BMC HOLDINGS, INC., a Delaware corporation ("Holdings"), as the Class B Limited Partner, and NOVA PRODUCTS LLC, a Delaware limited liability company ("Nova"), as the Class A Limited Partner. Capitalized terms used in this Agreement shall have the meanings specified therefor in the Appendix attached hereto (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

                                   ARTICLE I

                                THE PARTNERSHIP

          SECTION 1.01. Formation. The Partnership was formed on December 23, 1994. The Partners hereby agree to continue the Partnership as a limited partnership pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement. This Agreement completely amends, restates and supersedes that certain Agreement of Limited Partnership of Beaumont Methanol, Limited Partnership entered into on December 31, 1997 (the "First Amended Partnership Agreement"), by and between TMC, as the General Partner, and Holdings, as the Limited Partner. On the Closing Date, (a) Holdings became the Class B Limited Partner and (b) Nova acquired an Interest in the Partnership in exchange for the contribution described in Section 3.02 and Nova was admitted to the Partnership as the Class A Limited Partner.

          SECTION 1.02. Name and Principal Office. The name of the Partnership shall continue to be "BEAUMONT METHANOL, LIMITED PARTNERSHIP", or such other name as the General Partner shall hereafter determine. All Partnership Property shall be held in such name (and not in the name of any Partner), and all business and affairs of the Partnership shall be conducted under such name, or under any name licensed for use by the Partnership. The principal office of the Partnership shall continue to be at the address of the General Partner set forth in Section 15.01, or such other place as the General Partner may from time to time designate. In addition, the General Partner may establish and maintain such other offices and places of business within and without the State of Delaware as it may from time to time determine.

          SECTION 1.03. Registered Agent. The name of the Partnership's registered agent for service of process in the State of Delaware is The Prentice-Hall Corporation, or any successor as appointed by the General Partner. The address of the registered agent and the address of the registered office in the State of Delaware is 32 Loockerman Square, Suite L100, Dover, Delaware 19904.

          SECTION 1.04. Filings; Certificate of Limited Partnership. (a) The General Partner has executed and caused the Certificate of Limited Partnership described in the Act (the "Certificate") to be filed with the Secretary of State of Delaware as required under Section 1.05 and the provisions of the Act and has executed and caused to be filed, recorded and/or published, and shall execute and cause to be filed, recorded and/or published, such other certificates or documents with the appropriate authorities of the State of Texas as may be determined by the General Partner to be reasonable and necessary or appropriate for the formation, continuation, qualification, registration and/or operation of a limited partnership in the State of Texas or any other state in which the Partnership has elected or may elect to do business. The General Partner has executed and filed such fictitious name registrations as are required under applicable law with regard to the use of the name of the Partnership. The General Partner shall take any and all other actions necessary or reasonable and appropriate to perfect and maintain the status of the Partnership as a "limited partnership", each of the Limited Partners as a "limited partner" in the Partnership, and the General Partner as a "general partner" in the Partnership, under the Act and the other laws of the State of Delaware or any other state in which the Partnership has elected or may elect to do business. The General Partner may omit from the Certificate filed with the Secretary of State of Delaware and from any other certificates or documents filed in any other state in order to register and/or qualify the Partnership to do business therein, and from all amendments thereto, any information not required under applicable law (including, without limitation, the name and address of each Limited Partner and information relating to the Capital Contributions and shares of Profits and Losses and compensation of the General Partner).

          (b) To the extent the General Partner determines such action to be necessary or reasonable and appropriate, the General Partner shall cause a certified copy of the Certificate and any amendments thereto to be recorded in the office of the county recorder in each county in which the Partnership owns real property.

          (c) Upon the dissolution of the Partnership, the General Partner (or, if there is no remaining General Partner, the Liquidator selected pursuant to clause (b) of the definition thereof set forth in the Appendix attached hereto) shall promptly execute and cause to be filed certificates of dissolution and/or certificates of cancellation in accordance with the Act and the law of any other jurisdictions in which the Partnership has filed a Certificate or has registered and/or qualified to do business therein.

          SECTION 1.05. Term. The existence of the Partnership as a limited partnership commenced on the date on which the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act, and shall continue until the winding up and liquidation of the partnership and its business and affairs following a Terminating Event, as provided in Article XIII.

          SECTION 1.06. Independent Activities. (a) The General Partner and each Limited Partner may, except as otherwise expressly provided in this Section 1.06, engage in whatever activities they choose, without having or incurring any obligation to offer any interest in such activities to the Partnership or any Partner. Neither this Agreement nor any action undertaken pursuant hereto shall prevent any Partner or any of its Affiliates from engaging in such activities (including, without limitation, making and managing Investments and otherwise engaging in the methanol and/or agricultural minerals industry), or require any Partner to permit the Partnership or any Partner to participate in any such activities, and as a material part of the consideration for the execution of this Agreement by each Partner, each Partner hereby waives, relinquishes and renounces any such right or claim of participation.

          (b) To the extent permitted under applicable law and except as otherwise provided in this Agreement, the General Partner, when acting on behalf of the Partnership, is hereby authorized to purchase property and assets from, sell property and assets to or otherwise deal with any Partner, acting on its own behalf, or any Affiliate of any Partner; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Partnership than if such sale, purchase or other transaction had been made with an independent third party. The Partners agree that the Transaction Documents shall satisfy this independent third-party standard and, under the First Amended Partnership Agreement, the Partners authorized, and the Partners hereby authorize, the General Partner to cause the Partnership to enter into the Transaction Documents to which it is or is to be a party.

          (c) Each Limited Partner and any Affiliate thereof may also lend money to, borrow money from, act as a surety, guarantor or endorser for, guarantee or assume one or more specific obligations of, provide collateral for, and transact other business with the Partnership and, subject to other applicable law, has the same rights and obligations with respect thereto as a Person who is not a Partner. The existence of these relationships and acting in such capacities will not result in the Limited Partners being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of the Limited Partners.

          SECTION 1.07. Computation of Time Periods. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

                                  ARTICLE II

                                    PURPOSE

          SECTION 2.01. Purpose. The purpose of the Partnership is to provide a business structure wherein the Partners can join together their knowledge, expertise and resources and engage in the business of owning and managing the Methanol Business and the Permitted Assets and manage, protect and conserve the Partnership Property and make such additional investments and engage in such additional business and activities as are permitted under this Agreement, and engage in activities related or incidental thereto. The Partnership shall have the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to or in furtherance of the purpose of the Partnership and shall have, without limitation, any and all powers that may be exercised on behalf of the Partnership by the General Partner pursuant to Section 1.06(b) and
Article VI.

          SECTION 2.02. Powers. The Partnership shall have such powers as are necessary or appropriate to carry out the purposes of the Partnership, including, without limitation:

          (a) to have and maintain one or more offices and places of business described in Section 1.02 and, in connection therewith, to do such acts and things and incur such expenses as may be necessary or advisable in connection with the maintenance of each such office or place of business and the conduct of the business and affairs of the Partnership;

          (b) to open, maintain and close accounts with one or more banks or other financial institutions, and to draw checks and other orders for the payment of money;

          (c) to guarantee on a nonrecourse basis borrowings of the Partners used to acquire Partnership Property, and, in connection therewith, to pledge and grant liens on and security interests in all or any portion of the Partnership Property;

          (d)  to borrow money in furtherance of the purposes set forth in
     Section 2.01, and to secure the payment of such borrowing or other obligations of the Partnership by the pledge of, or the grant of liens on and security interests in, all or any portion of the Partnership Property;

          (e) to enter into, make and perform all such contracts, agreements and other undertakings as may be necessary, advisable or incident to the carrying out of the purposes set forth in Section 2.01; and

          (f) to engage in any other lawful act or activity which may be necessary or appropriate in the pursuance of the foregoing, including, without limitation, the retention of employees, agents, independent contractors, attorneys, accountants and investment counselors and the preparation and filing of all Partnership tax returns.

          SECTION 2.03. Separate Business. The Partnership shall keep its business and affairs and all of the Partnership Property and operations separate and distinct from the business, affairs, property and assets and operations of the Partners and of any other Person in which any of them may be or become interested.

                                  ARTICLE III

                        PARTNERS' CAPITAL CONTRIBUTIONS

          SECTION 3.01. General Partner. The General Partner contributed or was deemed to have contributed on the Closing Date, as an Original Capital Contribution, the property and assets described on of Schedule I attached hereto.

          SECTION 3.02. Limited Partners. Each Limited Partner contributed or was deemed to have contributed on the Closing Date, as an Original Capital Contribution, the property and assets described opposite the name of such Limited Partner on of Schedule I attached hereto.

          SECTION 3.03. Additional Capital Contributions. (a) General. Each Partner may (with the consent of the General Partner) contribute from time to time as Additional Capital Contributions such additional cash or other property or assets as it may determine; provided that any such Additional Capital Contributions shall consist solely of Permitted Assets. None of the Partners shall be required to contribute additional cash or other Permitted Assets to the Partnership, except as required under Section 3.03(b).

          (b) Required Capital Contributions. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          SECTION 3.04. Other Matters. (a) Except as otherwise expressly provided in this Agreement, no Partner shall demand or receive a return of its Capital Contributions or withdraw from the Partnership without the consent of all of the other Partners. Under any circumstances requiring a return of any Capital Contribution, no Partner shall have the right to receive property or assets other than cash, except as may be otherwise expressly provided in this Agreement.

          (b) No Partner shall receive any interest, salary, or drawing with respect to its Capital Contributions or its Capital Account or for services rendered by it or any of its Affiliates on behalf of the Partnership or otherwise in its capacity as a Partner, except as may be otherwise expressly provided in this Agreement.

          (c) The Limited Partners shall not be liable for the debts, liabilities, contracts or any other obligations of the Partnership. Except as otherwise provided under any other agreements among the Partners or any mandatory provisions of applicable law, a Limited Partner shall be liable only to make its Capital Contributions as expressly set forth in this Agreement, and shall not be required to lend any funds to the Partnership or, after such Capital Contributions have been made, to make any Additional Capital Contributions to the Partnership.

                                  ARTICLE IV

                                  ALLOCATIONS

          SECTION 4.01. Profits. Profits for any Allocation Year shall be allocated in the following manner and order of priority:

[Confidential material has been] pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          SECTION 4.02. Losses. Losses for any Allocation Year shall be allocated in the following manner and order of priority:

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          SECTION 4.03. Special Allocations. (a) Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partnership Minimum Gain during any Allocation Year, each Partner shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Section 1.704-2(g) of the Regulations. Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 4.03(a) is intended to comply with the minimum gain chargeback requirement in
Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

          (b)  Partner Minimum Gain Chargeback. Except as otherwise provided in
Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article IV, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to any Partner Nonrecourse Debt during any Allocation Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with
Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Partnership income and gain for such Allocation Year (and, if necessary, subsequent Allocation Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(4) of the Regulations. Allocations pursuant to the immediately preceding sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 4.03(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

          (c) Qualified Income Offset. If any Limited Partner unexpectedly receives any adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the
Regulations, items of Partnership income and gain shall be specially allocated, as promptly as practicable, to each such Limited Partner in an amount and a manner sufficient to eliminate, to the extent required under the Regulations, the Adjusted Capital Account Deficit of such Limited Partner; provided that an allocation pursuant to this Section 4.03(c) shall be made only if and to the extent that such Limited Partner would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article IV have been tentatively made as if this Section 4.03(c) were not included in this Agreement.

          (d) Gross Income Allocation. If any Limited Partner has a deficit in its Capital Account at the end of any Allocation Year which is in excess of the sum of (i) the amount such Limited Partner is obligated to restore pursuant to any provision of this Agreement and (ii) the amount such Limited Partner is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, each such Limited Partner shall be specially allocated, as promptly as practicable, items of Partnership income and gain in the amount of such excess; provided that an allocation pursuant to this Section 4.03(d) shall be made only if and to the extent that such Limited Partner would have a deficit in its Capital Account in excess of such sum after all other allocations provided for in this Article IV have been made as if Section 4.03(c) and this
Section 4.03(d) were not included in this Agreement.

          (e) Nonrecourse Deductions. Nonrecourse Deductions for any Allocation Year shall be specially allocated Ratably among the Partners.

          (f) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Allocation Year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with
Section 1.704-2(i)(1) of the Regulations.

          (g) Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Partnership Property pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as the result of a distribution to a Partner in complete liquidation of its Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the such Partnership Property) or loss (if the adjustment decreases the basis of the such Partnership Property), and such gain or loss shall be specially allocated (i) if Section 1.704-1(b)(2)(iv)(m)(2) of the Regulations applies, to the Partners in accordance with their Interests, or (ii) if Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations applies, to the Partner to whom such distribution was made.

          (h) Allocations Relating to Taxable Issuance of Interests. Any item of income, gain, loss, or deduction realized as a direct or indirect result of the issuance of an Interest by the Partnership to a Partner (the "Issuance Items") shall be allocated among the Partners so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations made to each Partner pursuant to this Agreement, shall be equal to the net amount that would have been allocated to each such Partner if the Issuance Items had not been realized.

          (i) Class A Limited Partner Guaranteed Payment. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          (j) Depreciation. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

     SECTION 4.04. Curative Allocations. (a) The allocations set forth in Sections 4.03(a) through 4.03(g) and Section 4.05 (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section 4.04. Therefore, notwithstanding any other provision of this Article IV (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership income, gain, loss or deduction as are necessary so that, after such offsetting allocations are made, the balance in each Partner's Capital Account is, to the extent possible, equal to the balance such Partner's Capital Account would have had if the Regulatory Allocations were not included in this Agreement. In making offsetting allocations under this Section 4.04 at any time, the General Partner shall take into account future Regulatory Allocations under Sections 4.03(a) and 4.03(b) that, although not made at such time, are likely to offset other Regulatory Allocations made under Sections 4.03(e) and 4.03(f) prior to such time.

          (b) The General Partner shall have reasonable discretion, with respect to each Allocation Year, (i) to apply the provisions of Section 4.04(a) in whatever order is likely to minimize the economic distortions that might otherwise result from the Regulatory Allocations and (ii) to divide all allocations pursuant to Section 4.04(a) among the Partners in a manner that is likely to minimize such economic distortions.

          SECTION 4.05.  Limitation on Losses. The Losses allocated pursuant to
Section 4.02 and the items of Partnership loss or deduction allocated pursuant to Sections 4.03 and 4.04 shall not exceed the maximum amount of Losses that can be so allocated without causing any Limited Partner to have an Adjusted Capital Account Deficit at the last day of any Allocation Year. All Losses in excess of the limitations set forth in the immediately preceding sentence shall be allocated to the General Partner.

          SECTION 4.06. Priority of Allocations. (a) The allocations set forth in this Article IV shall be made in the following manner and order of priority:

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          (b) The Partners and the Partnership agree to treat the Partnership as a partnership for federal, state and local income tax purposes and to report all Partnership items and all transactions involving the Partnership or any of the Interests or other ownership or profit interests therein, whether direct or indirect (collectively, the "Partnership Matters"), in a manner consistent with such treatment. Furthermore, the Partners and the Partnership agree to report all Partnership Matters for federal, state and local income tax purposes consistently with the treatment provided in this Agreement or, if no such treatment is so provided, consistently with the manner in which the Class A Limited Partner reasonably determines to treat such Partnership Matters. If the Class A Limited Partner does not notify the Partnership of its treatment of any Partnership Matter, the Partners and the Partnership shall report such Partnership Matter consistently with the manner in which the General Partner reasonably determines to treat such Partnership Matter.

          SECTION 4.07. Other Allocation Rules. (a) Profits, Losses and any other items of Partnership income, gain, loss or deduction shall be allocated to the Partners pursuant to this Article IV as of the last day of each Allocation Year; provided that Profits, Losses and such other items shall also be allocated at such times as are required under Section 11.08(b) and at such other times as the Asset Values of the Partnership Property are adjusted in accordance with
Section 4.09 and the definition of "Asset Value" set forth in the Appendix attached hereto.

          (b) In the case of a Partner whose entire Interest is retired or sold, the Partnership taxable year shall close with respect to such Partner, and such Partner's distributive share of all items of

Profits, Losses and other items of Partnership income, gain, loss or deduction shall be determined by using the interim closing of the books method under
Section 706 of the Code and Section 1.706-1(c)(2)(i) of the Regulations. In all other cases in which it is necessary to determine the Profits, Losses or any other such items allocable to any period, Profits, Losses or any such other item shall be determined on a daily, monthly or other basis, as determined by the General Partner using any permissible method under Section 706 of the Code and the Regulations promulgated thereunder.

          (c) The Partners are aware of the income tax consequences of the allocations made under this Article IV, and each Partner hereby agrees to be bound by the provisions of this Article IV in reporting their shares of Partnership income and loss for income tax purposes.

          SECTION 4.08. Tax Allocations: Section 704(c) of the Code. (a) In accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, income, gain, loss and deduction with respect to any Permitted Asset contributed to the capital of the Partnership shall, solely for income tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such Permitted Asset to the Partnership for United States federal income tax purposes and its Initial Asset Value.

          (b) If the Asset Value of any Partnership Property is adjusted pursuant to clause (ii) of the definition of "Asset Value" set forth in the Appendix attached hereto, subsequent allocations of income, gain, loss and deduction with respect to such Partnership Property shall take account of any variation between the adjusted basis of such Partnership Property for United States federal income tax purposes and its Asset Value in the same manner as is provided under Section 704(c) of the Code and the Regulations promulgated thereunder.

          (c) Depreciation recapture arising under Sections 1245 and 1250 of the Code shall be allocated in accordance with such Sections and the Regulations promulgated thereunder.

          (d) Any elections or other decisions relating to such allocations shall be made by the General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section
4.08 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Profits, Losses, other items of Partnership income, gain, loss or deduction, or distributions pursuant to any other provision of this Agreement.

          (e) Except as otherwise provided in this Agreement, all items of Partnership income, gain, loss and deduction, and any other allocations not otherwise provided for herein, shall be divided among the Partners in the same proportions as they share Profits or Losses and items thereof, as the case may be, for the Allocation Year.

          (f) Subject to any limitations set forth in the Code and the Regulations promulgated thereunder (including Section 263 of the Code with respect to the capitalization of certain expenses), the Partners and the Partnership hereby agree to treat, for federal, state and local income tax purposes, all Extraordinary Expenses, all payments made to the Class A Limited Partner for Qualified Investor Costs and all indemnification payments made to the Class A Limited Partner pursuant to Section 6.05(b), as Code

Section 162 ordinary and necessary expenses incurred in connection with the carrying on of a trade or business.

          SECTION 4.09. Asset Values. For the purpose of determining the balance in the Capital Account of each Partner on the Closing Date and for purposes of determining the amount of gain or loss deemed to be realized on a Mark-to-Market Valuation of any Permitted Asset, the Asset Values of the Permitted Assets of the Partnership shall be as follows:

          (a) Initial Asset Values. (i) The initial Asset Value of the Terra U.K. Holdings Stock shall be equal to the sum of (A) the aggregate outstanding principal amount of the Terra U.K. Loan plus all accrued and unpaid interest thereon, if any, (B) the book value of all Investments made by the Partnership, directly or indirectly, in the Ammonia Loop and (C) the face value of all Liquid Investments of Terra U.K. Holdings, plus accrued and unpaid interest thereon, if any, adjusted for any unamortized premium or discount thereon; provided that each of the amounts or values referred to in subclause (i)(A), (i)(B) or (i)(C) of this Section 4.09(a) shall be adjusted, if necessary, on a pro forma basis for all reasonably anticipated income taxes that will be required to be paid by Terra U.K. Holdings or any Subsidiary of Terra U.K. Holdings on such amount or value at a rate of 35%.

          (ii) The initial Asset Value of the Terra Capital Note, any of the Demand Loans or any of the Permitted Securitization Assets shall be equal to the aggregate outstanding principal amount thereof plus all accrued and unpaid interest thereon, if any.

          (iii) The initial Asset Value of the Methanol Plant and all Methanol Related Assets shall be determined pursuant to an appraisal conducted by an independent valuation firm acceptable to each of the Partners (the "Initial Appraiser") pursuant to the Appraisal Guidelines.

          (iv) The initial Asset Value of any of the Liquid Investments shall be equal to the face value thereof, plus accrued and unpaid interest thereon, if any, adjusted for any unamortized premium or discount.

          (b) Mark-to-Market Valuation. A Mark-to-Market Valuation shall be made upon the occurrence of each Mark-to-Market Event, and the Mark-to-Market Value of each Permitted Asset comprising part of the Partnership Property shall be determined in accordance with the following provisions, except that, unless otherwise expressly provided in this Section 4.09(b), the Mark-to-Market Value of any such Permitted Asset shall be made as of the applicable Measurement Date:

               (i) The Terra U.K. Holdings Stock shall be valued at the sum of:

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          provided that each of the amounts or values referred to in subclause
          (i)(A), (i)(B) or (i)(C) of this Section 4.09(b) shall be adjusted, if necessary, on a pro forma basis for all reasonably anticipated income taxes that will be required to be paid by Terra U.K.

          Holdings or any Subsidiary of Terra U.K. Holdings on such amount or value at a rate of 35%; and provided further, however, that, if any payment or other material default has occurred and is continuing with respect to the certificate of incorporation or bylaws of Terra U.K. Holdings or the Terra U.K. Loan Documents, and such default shall continue after the applicable grace period, if any, specified therein, the value of the Partnership Property described above in this Section 4.09(b)(i) with respect to which such payment or other material default shall have occurred and be continuing shall be determined by an appraisal firm, investment bank or commercial bank of national reputation selected by the General Partner with the consent of the Class A Limited Partner (which consent shall not be unreasonably withheld).

               (ii) The Terra Capital Note, each of the Permitted Securitization Assets and each of the Demand Loans shall be valued at the aggregate outstanding principal amount thereof plus all accrued and unpaid interest thereon to the date of any such Mark-to-Market Valuation; provided that if any payment or other material default has occurred and is continuing with respect to the Terra Capital Note, any of the Permitted Securitization Assets or any of the Demand Loans, and such default shall continue after the applicable grace period, if any, specified in the Terra Capital Note or the agreements or instruments evidencing or setting forth the terms of any such Permitted Securitization Asset or Demand Loan, as the case may be, the value of the Partnership Property described above in this Section 4.09(b)(ii) with respect to which such payment or other material default shall have occurred and be continuing shall be determined by an investment bank or commercial bank of national reputation selected by the General Partner with the consent of the Class A Limited Partner (which consent shall not be unreasonably withheld).

               (iii) The Methanol Plant and all of the Methanol Related Assets will be valued pursuant to an appraisal conducted by the Initial Appraiser on or about the date of such Mark-to-Market Valuation, or, if the Initial Appraiser is unavailable or unwilling to do such appraisal on or about such date, by an Appraiser pursuant to the Appraisal Guidelines; provided, however, that any of the Partners may, at such Partner's sole expense, independently elect to determine the fair market value of the Methanol Plant and all of the Methanol Related Assets, in which case such fair market value shall be determined by an Alternate Appraiser pursuant to the Appraisal Guidelines (and if the fair market value of the Methanol Plant and all of the Methanol Related Assets determined by the Alternate Appraiser differs by at least 10% (whether higher or lower) from the fair market value thereof determined by the Initial Appraiser or the Appraiser, as applicable, then the Methanol Plant and all of the Methanol Related Assets will be valued at the average of the respective fair market values of the Methanol Plant and all of the Methanol Related Assets determined by Initial Appraiser or the Appraiser, as applicable, and the Alternate Appraiser).

               (iv) Each of the Liquid Investments of the Partnership shall be valued at their face value plus all accrued and unpaid interest thereon, if any, to the date of any such Mark-to-Market Valuation, adjusted for any unamortized premium or discount thereon at such date; provided that if any payment or other material default has occurred and is continuing with respect to any of the Liquid Investments, the value of the Liquid Investment with respect to which such payment or other material default shall have occurred and be continuing shall be determined by an investment bank or commercial bank of national reputation selected by the General Partner with the consent of the Class A Limited Partner (which consent shall not be unreasonably withheld).

Each of the Partners hereby agrees that any election by such Partner to have the Ammonia Loop appraised by an Alternate Appraiser pursuant to Section 4.09(b)(i)(B)(2) or the Methanol Plant and the Methanol Related Assets appraised by an Alternate Appraiser pursuant to Section 4.09(b)(iii) shall be made as promptly as practicable and that it shall use its reasonable efforts to cause each such Alternate Appraiser to diligently conduct its appraisal of the Ammonia Loop or the Methanol Plant and the Methanol Related Assets, as the case may be, and to complete such appraisal within a reasonable period of time.


                                   ARTICLE V

                                 DISTRIBUTIONS

          SECTION 5.01. Class A Limited Partner's First Priority Distribution. The General Partner shall cause the Partnership to make cash distributions to the Class A Limited Partner on each Distribution Date until the Class A Limited Partner has been distributed an amount equal to the remainder, if any, of (a) the Cumulative First Priority Return from the Closing Date to such Distribution Date, minus (b) all cash distributions in respect of the First Priority Return previously made to the Class A Limited Partner pursuant to this Section 5.01.

          SECTION 5.02. Terra Partners' Second Priority Distribution. The General Partner shall cause the Partnership to make cash distributions to the Terra Partners, on each Distribution Date, Ratably until the Terra Partners have been distributed an amount equal to the remainder, if any, of (a) the Cumulative Second Priority Return from the Closing Date to such Distribution Date, minus
(b) all cash distributions in respect of the Second Priority Return previously made to the Terra Partners pursuant to this Section 5.02; provided, however, that no distribution shall be made under this Section 5.02 on any Distribution Date unless, after giving pro forma effect to such distribution, the aggregate principal amount of all Liquid Investments of the Partnership and all Demand Loans shall be at least equal to the sum of (i) $145,000,000 and (ii) the aggregate book value of all fixed and capital assets comprising part of the Partnership Property which have been sold, transferred or otherwise disposed of at or prior to such Distribution Date (in each case which book value shall be determined as of the later of (A) the Closing Date and (B) the date of acquisition of the applicable fixed or capital asset).

          SECTION 5.03. Class A Limited Partner Guaranteed Payment. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          SECTION 5.04. Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any other federal, state or local law with respect to any payment, distribution or allocation to the Partnership or the Partners shall be treated as amounts distributed to the Partners pursuant to this

 Article V for all purposes under this Agreement. The General Partner is hereby authorized to withhold from distributions, or with respect to allocations, to the Partners and to pay over to any federal, state or local taxation authority or other governmental authority any amounts required to be so withheld pursuant to the Code or any provision of any other federal, state or local law, and shall allocate any such amounts to the Partners with respect to which such amount was withheld.

          SECTION 5.05. Tax Distributions. Within ten Business Days after the end of each Fiscal Quarter, the General Partner shall make a good faith estimate of the First Priority Return and the taxable income for United States federal income tax purposes of the Partnership for such Fiscal Quarter. If and to the extent that the General Partner estimates that the amount of taxable income allocable to the Class A Limited Partner for such Fiscal Quarter exceeds the First Priority Return allocated to the Class A Limited Partner for such Fiscal Quarter, the General Partner shall, within two Business Days after making such estimate, cause the Partnership to make cash distributions to the Class A Limited Partner in an amount equal to 45% of such excess.


                                  ARTICLE VI

                                  MANAGEMENT

          SECTION 6.01. Authority of the General Partner. Subject to the limitations and restrictions set forth in this Agreement (including, without limitation, those limitations and restrictions set forth in this Article VI), the General Partner shall direct the business and affairs of the Partnership and, in so doing, shall manage, control and have all of the rights and powers which may be possessed by a general partner under the Act.

          SECTION 6.02. Right to Rely on the General Partner. (a) Any Person dealing with the Partnership may rely (without duty of further inquiry) upon a certificate signed by any General Partner as to:

          (i)    The identity of the General Partner or any Limited Partner;

          (ii) The existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or which are in any other manner germane to the affairs of the Partnership;

          (iii) The Persons who are authorized to execute and deliver any agreement, instrument or other document of or on behalf of the Partnership; or
          (iv) Any act or failure to act by the Partnership or any other matter whatsoever involving the Partnership or any Partner.

          (b) The signature of the General Partner shall be sufficient to convey title to any of the Partnership Property, and all of the Partners agree that (i) a copy of this Agreement may be shown to the appropriate Persons in order to confirm the authority or such signature and (ii) the signature of the

General Partner shall be sufficient to execute any "statement of partnership" or other documents necessary or appropriate to effectuate any provision of this Agreement.

          SECTION 6.03. Restrictions on Authority of the General Partner. Except as otherwise provided in this Agreement, the General Partner shall not have the authority to, and the General Partner covenants and agrees that it shall not, without the consent of all the other Partners (which consent shall not be unreasonably withheld (it being understood and agreed that the failure of the Class A Limited Partner to obtain the consent of the requisite lenders and, if applicable, the agent under the Credit Facility to any of the actions set forth below in this Section 6.03 shall be deemed to be a reasonable basis for the Class A Limited Partner to withhold any such consent)):

          (a)  Take any action that (i) is in contravention of this Agreement or
     (ii) would subject any Limited Partner to liability as a general partner in any jurisdiction;

          (b) Engage in any business or activity on behalf of the Partnership that is inconsistent with the purposes of the Partnership described in
     Section 2.01;

          (c) Cause or permit the Partnership to voluntarily take any action with respect to the Partnership described in clause (a)(iii), (b) or (c) of the definition of "Voluntary Bankruptcy" set forth in the Appendix attached hereto;

          (d) Cause or permit the Partnership to acquire, by purchase or contribution, any property or assets that, at the time of the acquisition thereof, (i) does not constitute a Permitted Asset or (ii) is a Permitted Asset comprised of a financial asset that is in default;

          (e) Cause or consent to any amendment, modification or waiver of any rights or obligations of the Partnership, or cause or give any consent to or approval or make any election on behalf of the Partnership, under any of the Transaction Documents if any such amendment, waiver, consent approval or election, either individually or in the aggregate, could reasonably be expected to have a material adverse effect on the Partnership's rights or materially increase its obligations thereunder, including, without limitation, unless such action is immaterial and insubstantial in nature and does not adversely affect the Class A Limited Partner:

               (i) Cause or consent to any amendment, modification or waiver of any provision of the Terra Capital Note or any of the agreements, instruments or other documents evidencing or otherwise setting forth the terms of any Demand Loan;

               (ii) Cause or permit Terra U.K. Holdings to consent to any amendment, modification or waiver of any provision of any of the Terra U.K. Loan Documents; or

               (iii) Cause or consent to any amendment, modification or waiver of any provision of the certificate of incorporation or bylaws of Terra U.K. Holdings or BAI;

          (f) Cause or permit the Partnership to change its Fiscal Year, except as required under Section 706 of the Code;

          (g) Cause or permit the admission of any Limited Partner to the Partnership other than pursuant to Article XI;

          (h) Cause or permit the Partnership to merge or consolidate with or into, or sell all or substantially all of the Partnership Property (whether in one transaction or a series of transactions) to, any Person;

          (i) Cause or permit the Partnership to issue any additional Interests or any other ownership or profit interests therein to any Person other than the Interests issued or held by the Partners referred to in the first paragraph of this Agreement on the date hereof (it being understood and agreed that the making of any Additional Capital Contribution pursuant to
     Section 3.03 shall not, in and of itself, constitute the issuance of any additional Interests or other ownership or profit interests in the Partnership); or

          (j) Cause or permit the Partnership to enter into, or to purchase or otherwise acquire, any supply or sales contracts in which the Partnership has basis for federal income tax purposes.

Notwithstanding the foregoing provisions of this Section 6.03, the General Partner shall not have the authority to, and the General Partner covenants and agrees that it shall not, with or without the consent of any or all of the other Partners, possess Partnership Property, or assign rights in specific Partnership Property, other than for a purpose of the Partnership described in Section 2.01.

          SECTION 6.04. Duties and Obligations of the General Partner. (a) The General Partner shall cause the Partnership to conduct its business, operations and activities in all material respects separate and apart from the business, operations and activities of any Terra Partner or any of its Affiliates, including, without limitation, in all material respects (i) segregating all Partnership Property and not allowing funds or other Partnership Property to be commingled with the funds or other property or assets of, held by, or registered in the name of, any Terra Partner or any of its Affiliates, except as and to the extent contemplated in the Services Agreement, (ii) maintaining books and financial records of the Partnership separate from the books and financial records of any Terra Partner and its Affiliates, (iii) observing all procedures and formalities of the Partnership (including, without limitation, maintaining minutes of Partnership meetings and acting on behalf of the Partnership only pursuant to the due authorization of the Partners or as otherwise required under applicable law), (iv) causing the Partnership to pay its liabilities solely from the Partnership Property and (v) causing the Partnership to conduct its dealings with third parties in its own name and as a separate and independent entity, including dealings conducted pursuant to the Services Agreement.

          (b) The General Partner shall take in its sole discretion all actions which are necessary or reasonable and appropriate (i) for the continuation of the Partnership's valid existence as a limited partnership and its qualification to do business under the laws of the State of Delaware, the State of Texas and each other jurisdiction in which such existence or qualification is necessary or appropriate in order to protect the limited liability of the Limited Partners or to enable the Partnership to conduct the business in which it is engaged or to perform its obligations under any agreement, instrument or other document to which it is a party, except where the failure to so exist or qualify, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) for the accomplishment of the purposes of the Partnership described in Section 2.01, including the acquisition, management, maintenance, preservation and operation of Permitted Assets in accordance with the provisions of this Agreement and applicable laws. Without limiting any of the foregoing provisions of this
Section 6.04(b), the General Partner shall cause the Partnership and its
Subsidiaries:

          (A) to maintain all licenses and permits necessary to own or lease and operate their respective property and assets and to conduct their respective businesses and activities in accordance in all material respects with all applicable laws, rules, regulations and orders;

          (B) to pay and discharge (1) all taxes, assessments, reassessments, levies and other governmental charges imposed upon it or upon its property and assets and (2) all lawful claims, that, if unpaid, might by applicable law become a Lien upon its property and assets or any part thereof; provided, however, that neither the Partnership nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, reassessment, levy, charge or claim the amount, applicability or validity of which is being contested in good faith and by proper proceedings and as to which appropriate and adequate reserves are being maintained in accordance with GAAP, unless and until any Lien resulting therefrom attaches to its property or assets and becomes enforceable against its other creditors; and

          (C) to maintain insurance (including, without limitation, environmental insurance) for the benefit of the Partnership or its Subsidiaries for their respective properties, assets and businesses with sound and responsible insurance companies and of such types, in such amounts and covering such casualties and contingencies as are at least as favorable as those usually carried by companies of established reputations engaged in similar businesses and owning similar property and assets in the same general areas in which the Partnership or the applicable Subsidiary thereof operates and, in any case, as may otherwise be required by applicable law.

          (c) The General Partner shall devote to the Partnership such time as in its sole discretion it determines is necessary for the proper performance of all duties under this Agreement. Certain officers, directors and employees of the General Partner may from time to time also be officers, directors or employees of one or more of its Affiliates. The General Partner shall cause its employees to devote as much time to the management of the Partnership as is necessary in its sole discretion for the proper conduct of its business and affairs. The General Partner and its Affiliates shall not be liable to any Limited Partner or any of its Affiliates for any action taken or omitted to be taken by it in the good faith exercise of its reasonable business judgment in the management and operation of the Partnership.

          (d) The General Partner shall cause all distributions or payments to the Partners (in their capacities as such) pursuant to any provision of this Agreement to be made no later than 12:00 Noon (New York City time) on the date of distribution or payment, and, at the time of any such distribution or payment, the General Partner shall provide to the other Partners a notice setting forth the nature of the distribution or payment, each of the Sections of this Agreement pursuant to which such distribution or payment is being made and the amount being distributed or paid pursuant to each such Section.

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          (h) The General Partner shall cause the Partnership to comply with all of the terms of, and perform all of its obligations under, this Agreement.

          SECTION 6.05. Indemnification of Class A Limited Partner. (a) The Partnership or, solely to the extent of the Partnership Property, its receiver or its trustee shall indemnify and hold harmless the Class A Limited Partner for any and all claims, damages, losses, liabilities and expenses of the Partnership arising out of or relating to events, developments or circumstances occurring prior to the Closing Date, other than the liabilities and expenses of the Partnership comprising part of the Original Capital Contributions of the Terra Partners and set forth on Schedule I hereto. In the case of any investigation, litigation or proceeding for which the indemnity under this Section 6.05(a) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Class A Limited Partner, any of its respective directors, stockholders, partners, members or creditors, the Partnership or any other Partner and whether or not the Partnership or any other Partner is otherwise a party thereto. The indemnification provided pursuant to this Section 6.05(a) shall not guarantee the payment of the First Priority Return, any Class A Limited Partner Guaranteed Payment in lieu thereof, the return of any of the Capital Contributions of the Class A Limited Partner or the retirement or purchase of the Interest of the Class A Limited Partner (whether through the exercise of the Purchase Option or otherwise).

          (b) The Partnership or, solely to the extent of the Partnership Property, its receiver or its trustee shall, to the extent any state or local taxes based on or measured by the income of the Partnership or the Partnership Property are imposed on the Class A Limited Partner or any Class A Beneficial Owner by any External Taxing Jurisdiction, indemnify and hold harmless the Class A Limited Partner or such Class A Beneficial Owner for an amount equal to, on an After-Tax Basis, the excess of such state and local taxes (determined after taking into account associated deductions) over the amount of any state or local tax refund, deduction or credit which the Class A Limited Partner or such Class A Beneficial Owner (or any of its Affiliates) realizes as a result of the imposition of such state or local taxes by such External Taxing Jurisdiction, conclusively presuming for purposes of this Section 6.05(b) that any such beneficial owner is subject to the tax laws of the State of New York. The Class A Limited Partner or the Class A Beneficial Owner seeking indemnification under this Section 6.05(b) shall provide the Partnership with notice of such claim, which notice shall set forth in reasonable detail the Class A Limited Partner's or such Class A Beneficial Owner's calculation of the amount of such claim. In connection with the foregoing provisions of this Section 6.05(b), the Class A Limited Partner agrees to use its reasonable efforts, and to cause its affiliates to use their reasonable efforts, to claim and pursue any state or local tax refund, deduction or credit that would reduce the indemnification obligations of the Partnership (or its receiver or trustee) hereunder.

          (c) All indemnities provided for in this Section 6.05 shall survive any transfer of the Interest of the Class A Limited Partner, in whole or in part, and the indemnities provided for in Section 6.05(b) shall also survive the liquidation or winding up of the Partnership.

          (d) (i) If any claim is made by a third party against the Class A Limited Partner, any Class A Beneficial Owner, the Liquidator or any Affiliate of any of the foregoing, or any officer, director, agent, employee, representative, advisor, successor or assign thereof (each, an "Indemnitee"), with respect to an actual or potential claim, damage, loss, liability or expense for which any such Person is otherwise entitled to be indemnified under any provisions of Section 6.05(a), 6.05(b) or 13.07(b), and any such Person wishes to be indemnified with respect thereto, such Indemnitee shall promptly notify the appropriate indemnitor as provided in the applicable Section (the "Indemnitor"), which notice shall set forth in reasonable detail the nature of the related claim, damage, loss, liability or expense; provided that the failure of any such Indemnitee to notify the applicable Indemnitor shall not relieve such Indemnitor from any liability or other obligation which it otherwise may have to such Person under Section 6.05(a), 6.05(b) or 13.07(c), as applicable, or otherwise, unless, and then only to the extent that, such failure results in the forfeiture of rights or defenses and the Indemnitor incurs an increased indemnification obligation to such Indemnitee under the terms of such applicable Section on account of such failure.

          (ii) Any Indemnitor may, by notice to the Indemnitee, take control of all aspects of the investigation and assume the defense of all claims asserted against such Indemnitee, and may employ counsel of its choice and at its expense; provided that (A) no Indemnitor may, without the consent of any Indemnitee, agree to any settlement that requires such Indemnitee to make any payment that is not indemnified hereunder, or does not grant a full and unconditional release to such Indemnitee, and, in any event, such Indemnitor may not in connection with any such investigation, defense or settlement, without the consent of any Indemnitee, take or refrain from taking any action which would reasonably be expected to materially impair the indemnification of such Indemnitee hereunder or would require such Indemnitee to take or refrain from taking any action or to make any public statement which such Indemnitee reasonably considers to materially and adversely affect its rights or interests, and (B) no Indemnitor may take control of any investigation, defense or settlement which could reasonably be expected to entail a risk of criminal liability to any Indemnitee. Upon the request of any Indemnitee, the Indemnitor shall use its best efforts to keep such Indemnitee reasonably apprised of the status of those aspects of such investigation and defense controlled by such Indemnitor and shall provide such information with respect thereto as such Indemnitee may reasonably request. The Indemnitee shall cooperate with the Indemnitor in all reasonable respects with respect thereto.

          (e) No Indemnitor shall be liable to any Indemnitee for the settlement by such Indemnitee of any pending or threatened investigation, litigation or proceeding for which such Indemnitee may seek indemnity under Section 6.05(a) without the prior written consent of such Indemnitor (which consent shall not be unreasonably withheld or delayed). In turn, none of the Indemnitors or any of their respective Affiliates or their respective officers, directors, stockholders, partners, members, employees, agents, representatives or advisors shall effect the settlement of any such pending or threatened investigation, litigation or proceeding unless either (i) such settlement includes a full and unconditional release and discharge of each Indemnitee subject to such investigation, litigation or proceeding from all liability and potential liability on claims that are the subject matter thereof or (ii) each Indemnitee subject to such investigation, litigation or proceeding shall give its prior written consent to the settlement thereof (which consent shall not be unreasonably withheld or delayed).

          SECTION 6.06. Compensation and Expenses. (a) Compensation and Reimbursement. Except as otherwise provided in this Section 6.06, neither any Partner nor any Affiliate of any Partner shall receive any salary, fee or draw from the Partnership for services rendered to or on behalf of the Partnership or otherwise in its capacity as a Partner, and neither any Partner nor any Affiliate of any Partner shall be reimbursed by the Partnership for any expenses incurred by such Partner or Affiliate on behalf of the Partnership or otherwise in its capacity as a Partner.

          (b) Management Fee; Expenses. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

                                  ARTICLE VII

                           ROLE OF LIMITED PARTNERS

          SECTION 7.01. Rights or Powers. The Limited Partners shall not have any right or power to take part in the management or control of the Partnership or its business and affairs or to act for or bind the Partnership in any way. Notwithstanding the foregoing, the Limited Partners shall have all the rights and powers specifically set forth in this Agreement. A Limited Partner, any Affiliate thereof, or an employee, stockholder, agent, director or officer of a Limited Partner or any Affiliate thereof, may also be an employee or agent of the Partnership or a stockholder, director or officer of a General Partner or any of its Affiliates. The existence of these relationships and acting in such capacities will not result in a Limited Partner being deemed to be participating in the control of the business of the Partnership or otherwise affect the limited liability of any Limited Partner.

          SECTION 7.02. Voting Rights. The Limited Partners shall have the right to vote only on those matters expressly reserved for their vote under this Agreement and otherwise as required under the Act.

          SECTION 7.03. Procedure for Consent. In any circumstances requiring the approval or consent of the Limited Partners specified in this Agreement or otherwise required under the Act, such approval or consent may, except as expressly provided to the contrary in this Agreement, be given or withheld in the sole and absolute discretion of the Limited Partners. If the General Partner receives the necessary approval or consent of the Limited Partners to such circumstances, the General Partner shall be authorized and empowered to implement such action without further authorization by the Limited Partners. Each class of Limited Partners shall exercise the rights to vote or consent granted such class of Limited Partners under this Agreement by a vote or consent of the majority in Percentage Interest of such class of Limited Partners, such result of the majority vote or consent to be the decision of the class of Limited Partners.

                                 ARTICLE VIII

                         REPRESENTATIONS AND WARRANTIES

          SECTION 8.01. General. Each of the Partners hereby makes each of the representations and warranties applicable to such Partner as set forth in this
Article VIII, and such representations and warranties shall survive the execution of this Agreement.

          SECTION 8.02. Representations and Warranties of Each Terra Partner. Each Terra Partner hereby represents and warrants as follows:

          (a) Such Terra Partner (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except where the failure to so qualify or be licensed, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its property and assets (including, without limitation, its Interest) and to carry on its business as now conducted and as proposed to be conducted. All of the outstanding shares of capital stock of such Terra Partner have been validly issued, are fully paid and nonassessable and are owned by Terra Capital, free and clear of all Liens, except for the liens and security interests created therein under the Terra Capital Loan Documents.

          (b) The execution, delivery and performance by such Terra Partner of this Agreement and each other Transaction Document to which it is or is to be a party, and the consummation of the transactions contemplated hereby and thereby, are within such Terra Partner's corporate powers, have been duly authorized by all necessary corporate action and do not (i) contravene such Terra Partner's certificate of incorporation or bylaws (or similar organizational documents), (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award, except to the extent that any such violation, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (iii) result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other agreement binding on or affecting such Terra Partner, any of its Subsidiaries or any of their respective properties or assets, except to the extent that any such breach or default, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Partnership or any of its Subsidiaries.

          (c) No authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority, or any other third party that is a party to any contract, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other agreement referred to in Section 8.02(b)(iii), is required for the due execution, delivery, recordation, filing or performance by such Terra Partner of this Agreement or any other Transaction Document to which it is or is to be a party, or for the consummation of any material transaction contemplated hereby or thereby.

          (d) This Agreement has been, and each other Transaction Document to which such Terra Partner is or is to be a party when delivered hereunder will have been, duly executed and delivered by such Terra Partner. This Agreement is, and each other Transaction Document to which such Terra Partner is or is to be a party when delivered hereunder will be, the legal, valid and binding obligation of such Terra Partner, enforceable against such Terra Partner in accordance with its terms, except to the extent such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (e) There is no action, suit, investigation, litigation, arbitration or proceeding pending or, to the best knowledge of such Terra Partner, threatened against or affecting such Terra Partner, any of its Subsidiaries or any of their respective properties or assets in any court, before any arbitrator or by or before any governmental or regulatory authority that
     (i) either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Transaction Document or the consummation of the transactions contemplated hereby or thereby.

          (f) The Partnership's Methanol Business complies in all material respects with all applicable Environmental Laws and Environmental Permits; all past noncompliance with such Environmental Laws and Environmental Permits has been resolved without ongoing material obligations or costs; and no circumstances exist that would be reasonably likely to (i) form the basis of an Environmental Action against the Partnership or such Terra Partner, any of their Subsidiaries or any of their respective properties or assets or (ii) cause the Partnership Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law, except in the case of clauses (i) and (ii) of this
     Section 8.02, as, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (g) Except as described on Schedule 8.02(g) attached hereto: (i) none of the Partnership Property related to the Methanol Business is listed or proposed for listing on the NPL or on the CERCLIS or any analogous state or local list or, to the best knowledge of such Terra Partner, is adjacent to any properties so listed or proposed for listing; (ii) there are no and, to the best knowledge of such Terra Partner, there never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any such Partnership Property;
     (iii) there is no asbestos or asbestos-containing material on any such Partnership Property; and (iv) Hazardous Materials have not been released, discharged or disposed of on any such Partnership Property in a manner that, either individually or in the aggregate, could reasonably be expected to result in material liability to the Partnership.

          (h) Except as, either individually or in the aggregate, could not reasonably be expected to result in material liability to the Partnership:
     (i) such Terra Partner is not undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any location or operation related to the Methanol Business, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and (ii) no Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any Partnership Property related to the Methanol Business have been disposed of in any manner.

          (i) Each of such Terra Partner and the Partnership has filed, has caused to be filed or has been included in all material tax returns (federal, state, local and foreign) required to be filed and has paid all taxes shown thereon to be due, together with applicable interest and penalties, except for any such taxes, assessments, levies, fees and other charges the amount, applicability or validity of which is being contested in good faith and by appropriate proceedings and with respect to which such Terra Partner or the Partnership, as the case may be, has established appropriate and adequate reserves in accordance with GAAP.

          (j) Such Terra Partner is not (i) an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", nor, as a result of such Terra Partner's ownership of its Interests, is the Partnership an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", in each case as such term is defined in the Investment Company Act of 1940, as amended, or (ii) a "holding company", an "affiliate of a holding company" or a "subsidiary of a holding company", in each case as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

          SECTION 8.03. Representations and Warranties of the Class A Limited Partner. The Class A Limited Partner represents and warrants as follows:

          (a) The Class A Limited Partner (i) has been duly formed as a limited liability company and is validly existing and in good standing under the laws of the State of Delaware, and (ii) has all requisite limited liability company power and authority (including, without limitation, all governmental licenses, permits and other approvals) to enter into this Agreement and the other Transaction Documents to which it is a party and to own or lease and operate its property and assets (including, without limitation, its Interest) and to carry on its business as described in its limited liability company agreement.

          (b) The execution, delivery and performance by the Class A Limited Partner of this Agreement and each other Transaction Document to which it is or is to be a party are within the Class A Limited Partner's limited liability company powers, have been duly authorized by all necessary limited liability company action and do not (i) contravene the Class A Limited Partner's limited liability company agreement, (ii) violate any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award binding upon or applicable to it, (iii) result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other agreement binding on or affecting the Class A Limited Partner or any of its properties or assets or (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Partnership or any of its Subsidiaries.

          (c) No authorization, approval or other action by, and no notice to or filing with, any governmental or regulatory authority or any other third party is required for the due execution, delivery, recordation, filing or performance by the Class A Limited Partner of this Agreement or any other Transaction Document to which it is or is to be a party.

          (d) This Agreement has been, and each other Transaction Document to which the Class A Limited Partner is or is to be a party when delivered hereunder will have been, duly executed and delivered by the Class A Limited Partner. This Agreement is and each other Transaction Document to which the Class A Limited Partner is or is to be a party when delivered hereunder will be the legal, valid and binding obligation of the Class A Limited Partner, enforceable against the Class A Limited Partner in accordance with its terms, except to the extent such enforceability may be limited by the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (e) There is no action, suit, investigation, litigation, arbitration or proceeding pending or, to the best knowledge of the Class A Limited Partner, threatened against or affecting the Class A Limited Partner or any of its properties or assets in any court, before any arbitrator or by or before governmental or regulatory authority that (i) either individually or in the aggregate, could reasonable be expected to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of this Agreement or any other Transaction Document.

          (f) The Class A Limited Partner is not an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", in each case as such term is defined in the Investment Company Act of 1940, as amended.

                                  ARTICLE IX

                          BOOKS AND RECORDS; REPORTS

          SECTION 9.01. Accounting; Books and Records. (a) Maintenance of Books and Records. The Partnership shall maintain at its address set forth in
Section 15.01 or, upon notice to the Limited Partners, at such other place as the General Partner shall determine, books of record and account for the Partnership in which full and correct entries shall be made of all financial transactions and the Partnership Property in sufficient detail to reflect the business and operations of the Partnership and to make all of the calculations required under this Agreement.

          (b) Accounting Methods. (i) The Partnership shall use the accrual method of accounting in the preparation of its annual reports and for tax purposes, and shall keep its books and records accordingly.

          (ii) Except with respect to distributions and other payments provided for in Article V and Sections 3.03(b), 11.08 and 13.02, all amounts payable under any agreement between the Partnership, on the one hand, and any Partner or any of its Affiliates, on the other hand, shall be treated as occurring between the Partnership and a Person who is not a Partner within the meaning of Section 707(a)(1) of the Code, and such amounts payable by the Partnership to any Partner or any of its Affiliates shall be considered an expense of the Partnership for both income tax and financial reporting purposes and shall not be considered a distribution to such Partner (including, without limitation, any such amounts payable in maintaining such Partner's Capital Account), and any such amounts payable by any Partner or any of its Affiliates to the Partnership shall not be considered a contribution to the Partnership, including, without limitation, any such amounts payable in maintaining such Partner's Capital Account.

          (c) Access to Books, Records, Etc. Any Partner or any agent or representative thereof on its behalf may, subject to Section 9.04 and at the Partnership's sole and reasonable expense, upon reasonable notice, for proper purposes and during normal business hours, visit and inspect any of the properties of the Partnership and its Subsidiaries (subject to reasonable safety requirements) and examine any information it may reasonably request and make copies of and abstracts from the financial and operating records and books of account of the Partnership and its Subsidiaries, and discuss the affairs, finances and accounts of the Partnership and/or any of its Subsidiaries with the General Partner and its officers and directors, and with the independent accountants of the Partnership and its Subsidiaries, as often as such Partner or any such agent or representative may reasonably request.

          SECTION 9.02. Reports. The General Partner shall cause to be prepared and furnished to the Class A Limited Partner the following:

          (a) Terminating Events, Notice Events and Incipient Events. Within five Business Days of knowledge thereof by any Responsible Officer of the General Partner or Terra Capital, notice of each Terminating Event, Notice Event (other than the Notice Event referred to in clause (a) of the definition thereof set forth in the Appendix attached hereto) or Incipient Event, and each incurrence of an Extraordinary Expense and each occurrence of any events, developments or circumstances which, either individually or in the aggregate, could reasonably be expected to give rise to an Extraordinary Expense or to have a Material Adverse Effect, and the actions that the Partnership or any other appropriate Person has taken or proposes to take with respect thereto.

          (b) Quarterly. Within 60 days after the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending March 31, 1998:

               (i) Compliance Statements. A certificate of a Senior Financial Officer of Terra Capital, certifying (A) as to whether the Partnership holds any Permitted Asset which is a financial asset that is in default, (B) the aggregate principal amount of all Demand Loans outstanding on the last day of such Fiscal Quarter, after giving pro forma effect to the Demand Loans and the repayments of Demand Loans made within the 30-day period following the end of such Fiscal Quarter, and (C) that no Terminating Event, Notice Event (other than the Notice Event referred to in clause (a) of the definition thereof set forth in the Appendix attached hereto) or Incipient Event has occurred and is continuing or, if any such Terminating Event, Notice Event or Incipient Event has occurred and is continuing, the actions that the Partnership or any other appropriate Person has taken or proposes to take with respect thereto;

               (ii) Financial Reports. An unaudited balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Quarter and statements of income and cash flow of the Partnership for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, in each case certified by a Senior Financial Officer of Terra Capital as (A) having been prepared in accordance with GAAP (without the requirement for complete footnotes and subject to normal year-end audit adjustments) and (B) fairly presenting (subject to the absence of complete footnotes and normal year-end audit adjustments) the financial condition of the Partnership and its Subsidiaries as at the last day of such Fiscal Quarter and the results of operations and cash flows of the Partnership and its Subsidiaries for the period ended on the last day of such Fiscal Quarter; and

               (iii) Insurance Compliance. A certificate, signed by a Responsible Officer of the General Partner or Terra Capital, confirming compliance with the provisions of Section 6.04(b).

          (c) Annually. Within 110 days after the end of each Fiscal Year, a report for such Fiscal Year which sets forth (i) a copy of the annual audit report of the Partnership for such Fiscal Year, including therein the audited balance sheet of the Partnership and its Subsidiaries as of the end of such Fiscal Year and statements of income and cash flow of the Partnership for such Fiscal Year, in each case prepared in accordance with GAAP, and accompanied by an unqualified opinion or an opinion otherwise acceptable to the Partners of Deloitte & Touche LLP or other independent public accountants of nationally recognized standing and (ii) a schedule, certified by a Senior Financial Officer of Terra Capital, setting forth, in reasonable detail, each of the following: (A) the Asset Values of the Permitted Assets and the balance in the Capital Account of each Partner, all as reflected in, and in substantially the form of, Exhibit A attached hereto (a "Partnership Balance Sheet"), as of the last day of such Fiscal Year and (B) the Partnership's income, including items of profit, expense or deduction and any realized and recognized (or deemed to be realized and recognized on a Mark-to-Market Valuation) gains or losses, and the allocations to the Capital Accounts (a "Partnership Income Statement"), for such Fiscal Year.

          (d) Financial Asset Default. Within five Business Days following knowledge by any Responsible Officer of the General Partner or Terra Capital of a default on any Permitted Asset which is a financial asset, a certificate setting forth, in reasonable detail, a description of the Permitted Asset so affected and the nature of such default.

          (e) Contribution Date, Retirement Date and Termination Date Reports.
     (i) (A) As promptly as practicable and in any event within 30 days after the date on which any Capital Contribution (other than an Original Capital Contribution) is made by any of the Partners, whether pursuant to Section
     3.03 or otherwise, (B) on any date on which any distribution is made to any of the Partners in retirement of all or any part of its Interest pursuant to Section 11.08 and (C) on the date on which final distributions are made to the Partners upon the liquidation or winding up of the Partnership pursuant to Article XIII, each of the following reports:

               (1) A report which sets forth an unaudited pro forma Partnership Balance Sheet and Partnership Income Statement for the applicable Measurement Date (based upon a Mark-to-Market Valuation as of such Mark-to-Market Event, if applicable) and includes a certificate of a Senior Financial Officer of Terra Capital that such pro forma Partnership Balance Sheet and Partnership Income Statement fairly present in all material respects the information contained therein; and

               (2) In the case of reports required under subclause (i)(B) of this Section 9.02(e), a certificate of a Responsible Officer of the General Partner or Terra Capital that, immediately before and after giving pro forma effect to the retirement of all or any portion of the Interest of any of the Partners, no Terminating Event, Notice Event or Incipient Event has occurred and is continuing.

          (ii) Not later than 60 days after the date on which any Capital Contribution, retirement or liquidating distribution referred to in subclause (i)(A), (i)(B) or (i)(C) of this Section 9.02(e) is made, the General Partner shall cause the statements referred to in this Section 9.02(e) to be reviewed and reported on by the Partnership's independent public accountants.

          (f) Purchase Option Reports. (i) On the Purchase Date, a report which sets forth an unaudited pro forma Partnership Balance Sheet and Partnership Income Statement for the applicable Measurement Date and includes a certificate of a Senior Financial Officer of Terra Capital that such pro forma Partnership Balance Sheet and Partnership Income Statement fairly present in all material respects the information contained therein and (ii) not later than 60 days after the Purchase Date, the General Partner shall cause the statements referred to in this Section 9.02(f) to be reviewed and reported on by the Partnership's independent public accountants.

          (g) Environmental Conditions. Promptly and in any event within five Business Days after a Responsible Officer of the General Partner or Terra Capital becomes aware of the assertion or occurrence thereof, notice of:

               (i) any condition or occurrence on or arising from any property owned or operated by the Partnership or any of the Terra Partners or any of their respective Subsidiaries that resulted or is alleged to have resulted in noncompliance by the Partnership or any such Terra Partner or Subsidiary with any applicable Environmental Law or Environmental Permit in such a manner as, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

               (ii) any condition or occurrence on any Partnership Property related to the Methanol Business that could reasonably be expected to cause such Partnership Property to be subject to any material restrictions on the ownership, occupancy, use or transferability thereof by the Partnership under any Environmental Law; and

               (iii) the taking of any removal or remedial action outside of the ordinary course of business of the Partnership in response to the actual or alleged presence of any Hazardous Materials on any Partnership Property related to the Methanol Business required by any Environmental Law or any Environmental Permit or any governmental or regulatory authority.

     All such notices shall set forth in reasonable detail the nature of the condition, occurrence, removal or remedial action described therein and, in the case of each such condition or occurrence, the action that the applicable Partner or Subsidiary of the Partnership or any of the Partners has taken or proposes to take with respect thereto.

          (h) Terra Capital Information. As promptly as practicable and in any event within two Business Days after receipt thereof, all financial and other information received by, and all notices delivered to, the Partnership from Terra Capital pursuant to the Terra Capital Note or the Loan Purchase Agreement.

          (i) Terra U.K.. As promptly as practicable and in any event within two Business Days after receipt thereof, all financial and other information received by the Partnership regarding Terra U.K. and its property, assets and businesses pursuant to Section 6.04(g)(ii).

          (j) Additional Information. Promptly following any such request, such other information relating to the Partnership or any of its Subsidiaries, or the properties, assets, business, operations or activities thereof, as any of the Partners may from time to time reasonably request.

          SECTION 9.03. Tax Matters. (a) The General Partner is authorized to make any and all elections for federal, state and local tax purposes (including, without limitation, any election, if permitted by applicable law):

          (i) to adjust the basis of Partnership Property pursuant to Sections 754, 734(b) and 743(b) of the Code, or comparable provisions of state or local law, in connection with Transfers of Interests and Partnership distributions;

          (ii) with the consent of the Class A Limited Partner, to extend the statute of limitations for assessment of tax deficiencies against the Partners with respect to adjustments to the Partnership's federal, state or local tax returns; and

          (iii) to the extent provided in Sections 6221 through 6231 of the Code, to represent the Partnership and the Partners before taxation authorities and other governmental authorities or courts of competent jurisdiction in tax matters affecting the Partnership or the Partners in their capacities as Partners, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including, without limitation, agreements or other documents that bind the Partners with respect to such tax matters or otherwise affect the rights of the Partnership and the Partners.

The General Partner is specifically authorized to act as the "Tax Matters Partner" under the Code and in any similar capacity under state or local law (in such capacity, the "Tax Matters Partner"). Notwithstanding the generality of the foregoing, the Tax Matters Partner shall make regular and current reports to the Class A Limited Partner on the status of all representations of the Partnership and the Partners before taxation authorities and other governmental authorities and courts of competent jurisdiction. Furthermore, without the prior consent of the Class A Limited Partner (which consent shall not be unreasonably withheld), the Tax Matters Partner may not enter into any agreement or document which would affect the amount, timing or character of any item of Profits or Losses allocated to, or otherwise realized by, the Class A Limited Partner.

          (b) The General Partner shall cause all necessary tax information to be delivered to each Partner as soon as practicable and in any event not later than 90 days after the end of each Fiscal Year. The General Partner shall file tax returns for the Partnership prepared in accordance with the Code and the Regulations. Promptly and in any event no later than 30 days after the filing or receipt thereof, the General Partner shall furnish to each other Partner all federal, state and local tax returns filed on behalf of the Partnership and all written notices received by the Partnership from any taxation authority or other governmental authority.

          SECTION 9.04. Confidential Information. The Class A Limited Partner shall keep all information furnished to it pursuant to this Article IX confidential pursuant to a Confidentiality Agreement, and shall take reasonable steps to ensure that any other Person to whom the Class A Limited Partner provides any such information shall keep such information confidential on a similar basis as is provided in the Confidentiality Agreement executed and delivered by the Class A Limited Partner.


                                   ARTICLE X

                              AMENDMENTS; MEETINGS

          SECTION 10.01. Amendments. Amendments to this Agreement may be proposed by the General Partner or any Limited Partner. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if it receives the affirmative vote of all of the Partners.

          SECTION 10.02. Meetings of the Partners. (a) Meetings of the Partners may be called by the General Partner and shall be called upon the written request of any other Partner. Each call for a meeting of the Partners shall state the nature of the business to be transacted at such meeting and the proposed date of such meeting. Unless waived in writing, notice of any such meeting shall be given to all Partners not less than seven Business Days nor more than 30 days prior to the date of such meeting. Partners may vote in person, by proxy or by telephone at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 10.03. Except as otherwise expressly provided in this Agreement, the unanimous vote of all of the Partners shall be required to constitute the act of the Partners.

          (b) For the purpose of determining the Partners entitled to vote on, or to vote at, any meeting of the Partners or any adjournment thereof, the General Partner or the Limited Partner requesting such meeting may fix, in advance, a date as the record date for any such determination. Such date shall not be less than ten days nor more than 30 days before any such meeting.

          (c) Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner granting such proxy or its attorney-in-fact. No proxy shall be valid for more than 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it.

          (d) Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate.

          SECTION 10.03. Unanimous Consent. If the consent of the Partners is required for any action to be taken by the Partnership, such consent may be given at a meeting, which may be conducted by conference telephone call, or provided in a writing executed by all of the Partners.


                                  ARTICLE XI

                             TRANSFERS OF INTERESTS

          SECTION 11.01. Restriction on Transfers. Except as otherwise permitted under this Agreement, no Partner shall pledge or otherwise Transfer all or any portion of its Interest.

          SECTION 11.02. Permitted Transfers. (a) Terra Partners. Subject to the conditions set forth in Section 11.03, a Terra Partner may at any time (i) pledge all or any portion of its Interest to the agent, the lenders and the other secured parties under the Terra Capital Loan Documents in accordance with the terms thereof and (ii) otherwise Transfer all or any portion of its Interest to (A) Terra or a Wholly Owned Subsidiary of Terra or (B) any other Person approved by all of the other Partners (such consent not to be unreasonably withheld).

          (b) Class A Limited Partner.  Subject to the conditions set forth in
Section 11.03, the Class A Limited Partner may pledge or otherwise Transfer all or any portion of its Interest to any Person other than any of the Persons specified on Schedule 11.02(b) attached hereto with the consent of the General Partner, which consent shall not be unreasonably withheld or delayed; provided that the General Partner shall be deemed to be reasonably withholding such consent to any pledge or other Transfer (other than pursuant to the Credit Facility) which imposes additional costs on the Partnership or on any of the Terra Partners or any of their Affiliates. The General Partner shall have the right from time to time to supplement Schedule 11.02(b) attached hereto to include any other Person that it determines in good faith is a competitor of Terra.

          (c) Consent to Pledge of Interest of Class A Limited Partner. Each of the Partners (other than the Class A Limited Partner) hereby acknowledges notice, and consents to the terms and conditions, of the pledge and security agreement related to the Credit Facility and the pledge of the Interest of the Class A Limited Partner and the rights of the Class A Limited Partner under this Agreement to the security agent and the lenders under the Credit Facility pursuant to such pledge and security agreement, and hereby further consents and agrees to any Transfer of such Interest or such rights made as a result of the exercise by security agent for the Credit Facility of the rights and remedies afforded to the security agent, the agent and the lenders under, and in accordance with the terms of, such pledge and security agreement and the other loan documentation for the Credit Facility (whether as a result of foreclosure thereon or any other disposition thereof).

          (d) General. Any Transfer permitted under this Section 11.02 shall be a "Permitted Transfer" for all purposes of this Agreement.

          SECTION 11.03. Conditions to Permitted Transfers. A Transfer shall only be treated as a Permitted Transfer under Section 11.02 upon the satisfaction of the following conditions:

          (a) (i) The transferor and transferee shall execute and deliver to the Partnership such documents and instruments of conveyance as may be necessary or appropriate in the opinion of counsel to the Partnership to effect such Transfer and to confirm the agreement of the transferee to be bound by the provisions of this Agreement and (ii) unless the requirement of this clause (ii) has been waived by the General Partner, the transferee shall execute and deliver to the Partnership a confidentiality agreement, in substantially the form of Exhibit B attached hereto (a "Confidentiality Agreement"). In addition, unless the requirements of this sentence have been waived by the General Partner, the Partnership shall be reimbursed by the transferor and/or transferee for all costs and expenses (including, without limitation, reasonable fees and expenses of counsel) that it reasonably incurs in connection with such Transfer.

          (b) The Transfer shall not cause the Partnership to terminate, within the meaning of Section 708(b)(1)(B) of the Code, for United States federal income tax purposes, and, unless the General Partner has waived the requirements of this Section 11.03(b) with respect to a Transfer by any Limited Partner, the transferor shall provide the Partnership a favorable opinion of counsel or a qualified tax advisor to such effect. Such counsel or qualified tax advisor, as the case may be, and opinion shall be reasonably satisfactory to the General Partner, and the General Partner and the other Partners shall provide to such counsel or qualified tax advisor any information available to the General Partner or such other Partners, as the case may be, as is relevant to such opinion.

          (c) The transferor and transferee shall furnish the Partnership with the transferee's federal taxpayer identification number, sufficient information to determine the transferee's initial tax basis in the Interests Transferred and any other information reasonably necessary to permit the Partnership to file all required federal and state tax returns and other required information statements or returns. Without limiting the generality of the foregoing, the Partnership shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Interests until it has received such information.

          (d) Such Transfer shall be exempt from all applicable registration requirements and shall not violate any applicable laws regulating the Transfer of securities, and, except in the case of a Transfer of Interests to another Partner or to a Wholly Owned Subsidiary of the transferor or of any other Partner, unless waived by the General Partner, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner.

          (e) Such Transfer shall not cause the Partnership to be deemed to be an "investment company" under the Investment Company Act of 1940, as amended, and, unless waived by the General Partner, the transferor shall provide an opinion of counsel to such effect. Such counsel and opinion shall be reasonably satisfactory to the General Partner, and the General Partner and the other Partners shall provide to such counsel any information available to the General Partner or to such other Partners, as the case may be, as is relevant to such opinion.

          (f) If the transferor is the General Partner, the transferor and transferee shall provide the Partnership with an opinion of counsel to the effect that such Transfer will not cause the Partnership to become taxable as a corporation for federal income tax purposes. Such counsel and opinion shall be reasonably satisfactory to the other Partners.

          (g) If the transferor is the Class A Limited Partner, unless waived by the General Partner, the Class A Limited Partner and the transferee of the Class A Limited Partner shall execute certificates, in substantially the forms of Exhibits C and D attached hereto, respectively (the "Transferor Certificate" and the "Transferee Certificate", respectively).

          SECTION 11.04. Prohibited Transfers. (a) Any purported Transfer of Interests that is not a Permitted Transfer shall be null and void and of no effect whatever; provided that, if the Partnership is required to recognize a Transfer that is not a Permitted Transfer (or if the General Partner, in its sole discretion, elects to recognize a Transfer that is not a Permitted Transfer), the Interest Transferred shall be strictly limited to the transferor's rights to allocations and distributions as provided under this Agreement with respect to such Transferred Interests, which allocations and distributions may be applied (without limiting any other legal or equitable rights of the Partnership) to satisfy any debts, obligations or liabilities for damages that the transferor or transferee of such Interests may have to the Partnership.

          (b) In the case of a Transfer or attempted Transfer that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Partnership and each of the other Partners from any and all claims, damages, losses, liabilities and expenses that the Partnership or any such other Partner may incur (including, without limitation, incremental tax liability and fees and expenses of counsel) as a result of such Transfer or attempted Transfer and any efforts to enforce the indemnity granted under this Section 11.04(b).

          SECTION 11.05. Admission as Substitute Partners. Subject to the other provisions of this Article XI, a transferee of Interests may be admitted to the Partnership as a substitute Partner only upon satisfaction of the following conditions:

          (a) If such transferee acquired its interest from a Class A Limited Partner, the General Partner shall consent to such admission, which consent shall not be unreasonably withheld or delayed;

          (b) The Interests with respect to which the transferee is being admitted shall be acquired by means of a Permitted Transfer;

          (c) The transferee shall become a party to this Agreement as a Partner and shall execute such documents and instruments as the General Partner may reasonably request (including, without limitation, amendments to the Certificate) as may be necessary or appropriate to confirm such transferee as a Partner in the Partnership and the agreement of such transferee to be bound by the terms and conditions of this Agreement;

          (d) Unless waived by the General Partner, the transferee shall pay or reimburse the Partnership for all reasonable legal, filing and publication costs that the Partnership incurs in connection with the admission of the transferee as a Partner with respect to the Transferred Interests;

          (e) Unless waived by the General Partner, if the transferee is a Person other than an individual, the transferee shall provide the Partnership with evidence satisfactory to counsel for the Partnership that such transferee has made each of the representations and warranties contained in Section 8.02 or 8.03, as applicable, as of the date of the Transfer; and

          (f) If the transferee of an Interest is admitted under this Agreement, such transferee shall be deemed admitted to the Partnership as a substitute Partner immediately prior to the Transfer, and with respect to the transferee of a General Partner, such transferee shall continue the business of the Partnership without dissolution.

          SECTION 11.06. Rights of Unadmitted Assignees. (a) General. A Person who acquires one or more Interests but who is not admitted as a substitute Partner pursuant to Section 11.05 shall be entitled only to allocations and distributions with respect to such Interests in accordance with this Agreement, but shall have no right to any information or accounting of the affairs of the Partnership, shall not be entitled to inspect the books or records of the Partnership and shall not have any of the rights of a Partner under the Act or this Agreement.

          (b) General Partners. A transferee who acquires an Interest from a General Partner under this Agreement by means of a Transfer that is permitted under this Article XI, but who is not admitted as a General Partner, shall have no authority to act for or bind the Partnership or otherwise to be treated as a General Partner. Following such a Transfer, the transferor shall not cease to be a General Partner of the Partnership and shall continue to be a General Partner until such time as the transferee is admitted as a General Partner.

          (c) Limited Partners. Following a transfer to a transferee who acquires an Interest from a Limited Partner under this Agreement by means of a Transfer that is permitted under this Article XI, but who is not admitted as a Limited Partner, the transferor shall not cease to be a Limited Partner of the Partnership and shall continue to be a Limited Partner until such time as the transferee is admitted as a Limited Partner under this Agreement.

          SECTION 11.07. Distributions with Respect to Transferred Interests. If any Interest is sold, assigned or otherwise Transferred in compliance with the provisions of this Article XI, all distributions made on or before the date of such Transfer shall be made to the transferor, and all distributions made after such date shall be made to the transferee. Solely for purposes of making such distributions, the Partnership shall recognize such Transfer not later than the end of the calendar month during which it is given notice of such Transfer; provided, however, that if the Partnership is given notice of a Transfer at least 14 days prior to the Transfer, the Partnership shall recognize such Transfer as of the date of such Transfer; and provided further, however, that if the Partnership does not receive a notice stating the date such Interest was Transferred and such other information as the General Partner may reasonably require within 30 days after the end of the accounting period during which the Transfer occurs, all distributions shall be made to the Person who, according to the books and records of the Partnership, was the owner of the Interest on the last day of the accounting period during which the Transfer occurs. Neither the Partnership nor the General Partner shall incur any liability for making distributions in accordance with the provisions of this Section 11.07, whether or not the General Partner or the Partnership has knowledge of any Transfer of any Interest.

          SECTION 11.08. Retirement of Partners' Interest in the Partnership. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

                                  ARTICLE XII

                                GENERAL PARTNER

          SECTION 12.01.  Covenant Not to Withdraw, Transfer or Dissolve.
Except as otherwise permitted by this Agreement, the General Partner hereby covenants and agrees not to (a) take any action to file a certificate of dissolution or its equivalent with respect to itself, (b) withdraw or attempt to withdraw from the Partnership other than as a result of distributions made under
Section 11.08 in retirement of its entire Interest, (c) exercise any power under the Act to dissolve the Partnership, (d) Transfer all or any portion of its Interest in the Partnership as a General Partner, except pursuant to the applicable provisions of Article XI (and only so long as a substitute General Partner is admitted pursuant to Section 11.05 at or prior to such time) or (e) petition for judicial dissolution of the Partnership. Furthermore, the General Partner hereby covenants and agrees to continue to carry out its duties as General Partner under this Agreement until a substitute General Partner is admitted pursuant to Section 11.05 or the Partnership is dissolved and liquidated pursuant to Article XIII.

          SECTION 12.02. Termination of Status as General Partner. (a) A General Partner shall cease to be a General Partner upon the earliest to occur of: (i) the retirement of its entire Interest in accordance with Section 11.08;
(ii) the Bankruptcy of the General Partner; (iii) the Transfer of the General Partner's entire Interest as a General Partner pursuant to Section 11.02 (so long as a substitute General Partner is admitted pursuant to Section 11.06 at or prior to such time); (iv) the involuntary Transfer by operation of law of such General Partner's Interest; (v) the vote of all of the other Partners to approve a request by such General Partner to withdraw; or (vi) the vote of the Class A Limited Partner to remove such General Partner after such General Partner has attempted to make a Transfer of its Interest that is not permitted under Section
11.02. If, at any time, a Person ceases to be a General Partner without having Transferred its entire Interest as a General Partner, such Person shall be treated as an unadmitted transferee of an Interest as a result of a Transfer (other than a Permitted Transfer) pursuant to Section 11.04. If a Person who is General Partner ceases to be a General Partner for any reason under this Agreement, such Person shall continue to be liable as a Partner for all debts, obligations and liabilities of the Partnership existing at the time such Person ceases to be a General Partner, regardless of whether, at such time, such debts, obligations or liabilities were known or unknown, actual or contingent, unless the substitute General Partner therefor has unconditionally agreed to be liable for all such debts, obligations and liabilities to the same extent as if such substitute General Partner had itself incurred such debts, obligations and liabilities. A Person shall not be liable as a General Partner for debts, obligations or liabilities of the Partnership arising after such Person ceases to be a General Partner. Any debts, obligations or liabilities to the Partnership of any Person who ceases to be a General Partner shall be collectible by any legal means, and the Partnership is authorized, in addition to any other remedies it may have at law or in equity, to apply any amounts otherwise distributable or payable by the Partnership to such Person to satisfy such debts, obligations or liabilities.

          (b) It is the intention of the Partners that the Partnership not dissolve as a result of the cessation of any General Partner's status as a General Partner; provided, however, that if it is determined by a court of competent jurisdiction that the Partnership has dissolved, the provisions of
Section 13.01 shall govern.

          (c) If at the time a Person ceases to be a General Partner, such Person is also a Limited Partner with respect to Interests other than its Interest as a General Partner, such cessation shall not affect such Person's rights and obligations with respect to its Interests as a Limited Partner.


                                 ARTICLE XIII

                           DISSOLUTION AND WINDING UP

          SECTION 13.01. Liquidation. (a) Terminating Events. The Partnership shall dissolve and commence winding up and liquidating upon, and only upon, the occurrence of a Terminating Event.

          (b) Notice Events. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          SECTION 13.02. Winding Up. (a) Upon the occurrence of a Terminating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners, and no Partner shall take any action with respect to the Partnership that is inconsistent with the winding up of the Partnership's business and affairs; provided that all covenants of the Partners contained in this Agreement and all obligations of the Partners provided for in this Agreement shall continue to be fully binding upon the Partners until such time as the Partnership Property has been distributed pursuant to this Section 13.02 and the Certificate has been canceled pursuant to the Act. The Liquidator shall be responsible for overseeing the winding up and dissolution of the Partnership. The Liquidator shall take full account of the Partnership's liabilities and all of the Partnership Property and, except as otherwise provided in Section 13.03, shall, within 90 days of the occurrence of a Terminating Event, cause the Partnership Property or the proceeds from the sale, lease, transfer or other disposition thereof (as determined pursuant to Section 13.08), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by applicable law and notwithstanding anything in this Agreement to the contrary, in the following order of priority:

          (i) First, to creditors other than the Terra Partners (including, to the extent otherwise permitted by applicable law, the Class A Limited Partner to the extent such Partner is a creditor), in satisfaction of all of the Partnership's debts and liabilities other than debts and liabilities for which reasonable provision for payment has been made and liabilities for distributions to Partners under Section 17-601 or 17-604 of the Act;

          (ii) Second,[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          (iii) Third, to the payment and discharge of all of the Partnership's debts and liabilities to the Terra Partners, Ratably, to the extent adequate provision therefor has not been made; and

          (iv) Fourth, to the Partners in accordance with their positive Capital Accounts on the applicable Measurement Date, after giving effect to all contributions, distributions and allocations for all periods.

If any payment or distribution made under this Section 13.02 is made in-kind, the amount of the payment or distribution shall be equal to the Mark-to-Market Value of the Partnership Property paid or distributed at the time of such payment or distribution.

          (b) No General Partner shall receive any additional compensation for any services performed pursuant to this Article XIII.

          (c) Each of the Terra Partners understands and hereby agrees that, by accepting the provisions of this Section 13.02 setting forth the priority of the distribution of the Partnership Property to be made upon its liquidation, it expressly waives any right or claim which it might otherwise have as a creditor of the Partnership under the Act to receive distributions of the Partnership Property pari passu with the other creditors of the Partnership in connection with a distribution of the Partnership Property in satisfaction of any liability of the Partnership, and each of the Terra Partners hereby subordinates any such right or claim to all such creditors of the Partnership.

          (d) If (i) the Termination Event giving rise to the dissolution and liquidation of the Partnership is the occurrence of the Notice Event described in clause (s) of the definition of "Notice Event" and (ii) the amount received in such liquidation on account of the Ammonia Loop is less than the Mark-to-Market Value of the Ammonia Loop, the Terra Partners shall promptly pay to the Class A Limited Partner the amount, if any, by which (A) the amount received by the Class A Limited Partner pursuant to Section 13.02(a)(iv) above, is less than
(B) the amount the Class A Limited Partner would have received  pursuant to
Section 13.02(a)(iv) above if such amount was calculated using the Mark-to-Market Value of the Ammonia Loop rather than the amount actually received in such liquidation on account of the Ammonia Loop.

          SECTION 13.03. Restoration of Deficit Capital Accounts; Compliance with Timing Requirements of Regulations. (a) If the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, (i) distributions shall be made pursuant to this Article XIII to the Partners who have positive balances in their Capital Accounts in compliance with Section 1.704-1(b)(2)(ii)(b)(2) of the Regulations and (ii) if the General Partner Capital Account has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), such General Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with
Section 1.704-1(b)(2)(ii)(b)(3) of the Regulations. If any Limited Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the taxable year during which such liquidation occurs), such Limited Partner shall have no obligation to make any contribution to the capital of the Partnership with respect to such deficit, and such deficit shall not be considered a debt owed to the Partnership or to any other Person for any purpose whatsoever.

          (b) In the discretion of the Liquidator, with the consent of the Class A Limited Partner, a portion (determined in the manner provided below) of the distributions that would otherwise be made to the Partners pursuant to this
Article XIII may be:

          (i) Distributed to a trust established for the benefit of the Partners solely for the purposes of liquidating Partnership Property, collecting amounts owed to the Partnership and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership. The property and assets of any such trust shall be distributed to the Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions (as determined in the manner provided below) as the amount distributed to such trust by the Partnership would otherwise have been distributed to the Partners pursuant to Section 13.02; or

          (ii) Withheld to provide a reasonable reserve for Partnership debts and liabilities (contingent or otherwise) and to allow for the collection of the unrealized portion of any installment obligations owed to the Partnership; provided that such withheld amounts shall be distributed to the Partners as soon as practicable.

The portion of the distributions that would otherwise have been made to each of the Partners that is instead distributed to a trust pursuant to Section 13.03(i) or withheld to provide a reserve pursuant to Section 13.03(ii) shall be determined in the same manner as the expense or deduction would have been allocated if the Partnership had realized an expense equal to the amount of such distributions immediately prior to any distributions being made pursuant to
Section 13.02.

          SECTION 13.04. Deemed Contribution and Liquidation. If the Partnership is liquidated within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations and no Terminating Event has occurred and is continuing, the Partnership Property shall not be liquidated, the Partnership's debts and liabilities shall not be paid or discharged (except to the extent due and payable in the ordinary course) and the Partnership's affairs shall not be wound up. Instead, solely for federal income tax purposes, the Partnership shall be deemed to have contributed the Partnership Property in-kind to a "new partnership", which shall be deemed to have taken the Partnership Property subject to all debts and liabilities of the Partnership. Immediately thereafter, the Partnership shall be deemed to have been liquidated, distributing new partnership interests to the Partners, all in accordance with their respective Capital Accounts. The new partnership shall operate in accordance with this Agreement.

          SECTION 13.05. Rights of Partners. Each Partner shall look solely to the Partnership Property for the return of its Capital Contribution and, except as otherwise provided in this Article XIII, shall have no right or power to demand or receive Partnership Property other than cash from the Partnership.

          SECTION 13.06. Notice of Dissolution. If a Terminating Event has occurred and is continuing, the General Partner shall, within 30 days thereafter, provide notice thereof to each of the other Partners and to all other parties with whom the Partnership regularly conducts business (as determined in the discretion of the General Partner) and shall publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the discretion of the General Partner).

          SECTION 13.07. The Liquidator. (a) Fees. If the Liquidator is a Person other than a General Partner, the Partnership is authorized to pay a reasonable fee to the Liquidator for services performed thereby pursuant to this
Article XIII and to reimburse the Liquidator for its reasonable out-of-pocket costs and expenses incurred in performing those services.

          (b) Indemnification. Subject to Section 6.05(d), if the Liquidator is a Person other than a General Partner, the Partnership, or in the event that the Partnership has terminated, the General Partner, shall indemnify and hold harmless the Liquidator and each of its officers, directors, agents, employees representatives and advisors from any and all claims, damages, losses, liabilities and expenses arising out of or relating to any action taken or omitted to be taken by the Liquidator or any such officer, director, agent, employee, representative or advisor in connection with the liquidation of the Partnership (including reasonable fees and expenses of counsel incurred by the Liquidator or any such officer, director, agent, employee, representative or advisor in connection with the defense of any action or proceeding based on any such action or omission, which fees and expenses of counsel may be paid as incurred), except to the extent that any such claim, damage, loss, liability or expense has resulted from the fraud, willful misconduct or gross negligence of the Liquidator or any such officer, director, agent, employee, representative or advisor.

          SECTION 13.08. Form of Liquidating Distributions. (a) General. Except as provided in this Section 13.08, for purposes of making distributions required by Section 13.02, the Liquidator may determine whether to distribute all or any portion of the Partnership Property in-kind or to sell, assign, transfer or otherwise dispose of all or any portion of the Partnership Property and distribute the proceeds therefrom; provided, however, that the Liquidator
(i) shall not distribute Partnership Property other than cash to the Class A Limited Partner without the consent of the Class A Limited Partner and (ii) shall be required to reduce the Partnership Property to cash to the extent necessary to make distributions in cash to the Class A Limited Partner pursuant to Section 13.02 unless the Class A Limited Partner otherwise agrees.

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

                                  ARTICLE XIV

                               POWER OF ATTORNEY

          SECTION 14.01. General Partner as Attorney-In-Fact. Each Partner hereby makes, constitutes and appoints the General Partner and the Liquidator, severally, with full power of substitution and resubstitution, its true and lawful attorney-in-fact for it and in its name, place and stead and for its use and benefit, to sign, execute, certify, acknowledge, swear to, file, publish and record:

          (a) All certificates of limited partnership, amended name or similar certificates and other certificates and instruments (including counterparts of this Agreement) which the General Partner or Liquidator may deem necessary to be filed by the Partnership under the laws of the State of Delaware or any other jurisdiction in which the Partnership is doing or intends to do business;

          (b) Any and all amendments, restatements, supplements or other modifications to this Agreement and the instruments described in clause (a) of this Section 14.01, as now or hereafter amended, which the General Partner may deem necessary to effect a change in or modification to the Partnership approved by the Partners in accordance with the terms of this Agreement, including, without limitation, amendments, restatements or changes to reflect (i) the exercise by the General Partner of any power granted to it under this Agreement, (ii) any amendments adopted by the Partners in accordance with the terms of this Agreement, (iii) the admission of any substitute Partner and (iv) the disposition by any Partner of its Interest;

          (c) All certificates of cancellation and other instruments which the General Partner or the Liquidator deem necessary or appropriate to effect the liquidation, winding up, dissolution or termination of the Partnership pursuant to the terms of this Agreement; and

          (d) Any other instrument which is now or may hereafter be required under applicable law to be filed on behalf of the Partnership or is deemed necessary by the General Partner or the Liquidator to carry out fully the provisions of this Agreement in accordance with its terms (including, without limitation, in the case of the General Partner, executing the documents described in Section 6.02(b)).

Each Partner (A) hereby authorizes each such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or appropriate in connection with any of the foregoing provisions of this Section 14.01, (B) hereby gives each such attorney-in-fact full power and authority to do and perform each and every act required to be done in connection with any of the foregoing provisions of this Section 14.01 as fully as such Partner might or could do personally, and (C) hereby ratifies and confirms all that any such attorney-in-fact shall lawfully do or cause to be done by virtue thereof or hereof.

           SECTION 14.02. Nature of Special Power. The power of attorney granted pursuant to Section 14.01:

          (a) Is a special power of attorney coupled with an interest and is irrevocable;

          (b) May be exercised by any such attorney-in-fact by listing the Partners executing any agreement, certificate, instrument or other document with the single signature of any such attorney-in-fact acting as attorney-in-fact for such Partners; and

          (c) Shall survive and not be affected by the subsequent Bankruptcy, insolvency, liquidation, winding up, dissolution or cessation of the existence of a Partner, and shall survive the delivery of an assignment by a Partner of all or a portion of its Interest (except that where the assignment is of such Partner's entire Interest and the assignee, with the consent of the General Partner, is admitted as a substitute Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling any such attorney-in-fact to effect such substitution) and shall extend to such Partner's or assignee's successors and assigns.


                                  ARTICLE XV

                                 MISCELLANEOUS

          SECTION 15.01. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given and received for all purposes (a) upon delivery, if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (b) when the same is actually received, if sent either by registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimilied communication sent by registered or certified mail, postage and charges prepaid, addressed as follows:

          (i)  If to the Partnership, to
               Beaumont Methanol, Limited Partnership
               Highway 347
               Beaumont, Texas 77775
               Telecopier No.: (409) 723-1990
               Attention: Plant Manager,

          with a copy sent to:
               Terra Capital, Inc.
               600 Fourth Street
               Sioux City, Iowa 51102
               Telecopier No.: (712) 279-8703
               Attention: Chief Financial Officer,

          and to the General Partner at its address set forth in subclause (ii) of this Section 15.01;

          (ii) If to the General Partner, to
               Terra Methanol Corporation
               600 Fourth Street

               Sioux City, Iowa 51102
               Telecopier No.: (712) 279-8719
               Attention: General Counsel;

         (iii) If to the Class B Limited Partner, to
               BMC Holdings, Inc.
               600 Fourth Street
               Sioux City, Iowa 51102
               Telecopier No.: (712) 279-8719
               Attention: General Counsel; and

          (iv) If to the Class A Limited Partner, to
               Nova Products LLC
               890 Clinton Square
               Rochester, New York 14604
               Telecopier No.: (716) 325-8086
               Attention: Mr. Douglas D. Stark,

          with a copy sent to:
               Nixon, Hargrave, Devans & Doyle LLP
               Clinton Square, P.O. Box 1051
               Rochester, New York 14603
               Telecopier No.: (716) 263-1600
               Attention: Scott F. Cristman, Esq.

Any Person may from time to time specify a different address by notice to the Partnership and the other Partners.

          SECTION 15.02. Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon and inure to the benefit of the Partners and their respective successors, transferees and assigns.

          SECTION 15.03. Construction. Every covenant, term and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any Partner.

          SECTION 15.04. Headings. Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

          SECTION 15.05. Severability. Every term and provision of this Agreement is intended to be severable, and, if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The immediately preceding sentence of this Section 15.05 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Partner to lose the benefit of its economic bargain.

          SECTION 15.06. Governing Law. The laws of the State of Delaware shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the Partners.

          SECTION 15.07. Waiver of Action for Partition. Each Partner irrevocably waives any right that it may have to maintain any action for partition with respect to any of the Partnership Property.

          SECTION 15.08. Consent to Jurisdiction. Each Partner hereby (a) irrevocably submits to the jurisdiction of any New York state or Delaware state court or federal court sitting in New York County, New York, or Wilmington, Delaware in any action or proceeding arising out of this Agreement, (b) agrees that all claims in such action may be decided in such court, (c) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (d) consents to the service of process by mail. A final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any Partner to serve legal process in any manner permitted by applicable law or affect its right to bring any action or proceeding in the courts of any jurisdiction.

          SECTION 15.09. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different Partners in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          SECTION 15.10. Treatment as Security. The Partnership and the Partners intend that the Class A Limited Partnership Interest and each of the other Interests is a "security" governed by Article 8 of the Delaware Uniform Commercial Code, 6 Del. C. (S)1-101 et seq., within the meaning of (S)8-102(a)(15) thereof, the transfer of which may be registered upon the books maintained for such purpose by the Partnership.

          SECTION 15.11. Waiver of Jury Trial. Each of the Partners hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement, any other Transaction Document, any documents delivered pursuant to the terms of this Agreement or any of the other Transaction Documents, or any of the transactions contemplated hereby or thereby.

          IN WITNESS WHEREOF, the parties have entered into this Second Amended and Restated Agreement of Limited Partnership as of the day first above written.

                                    THE GENERAL PARTNER

                                    TERRA METHANOL CORPORATION

                                    By________________________
                                    Name:
                                    Title:

                                    THE CLASS B LIMITED PARTNER

                                    BMC HOLDINGS, INC.

                                    By________________________
                                    Name:
                                    Title:

                                    THE CLASS A LIMITED PARTNER

                                    NOVA PRODUCTS LLC

                                    By:  STONEHURST CAPITAL L.L.C.,
                                         as Managing Member

                                    By:  STONEHURST CAPITAL, INC.,
                                         as Manager

                                    By________________________________
                                    Name:
                                    Title:

THIS IS A SIGNATURE PAGE TO THE SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF BEAUMONT METHANOL, LIMITED PARTNERSHIP, AND IS EXECUTED BY THE PARTIES NAMED ABOVE.

             APPENDIX TO SECOND AMENDED AND RESTATED AGREEMENT OF
         LIMITED PARTNERSHIP OF BEAUMONT METHANOL, LIMITED PARTNERSHIP

                                  DEFINITIONS
                                  -----------

          "Act" means the Delaware Revised Uniform Limited Partnership Act, as set forth in Del. Code Ann. Tit. 6, (S)(S) 17-101 to 17-1109, as amended from time to time.

          "Additional Capital Contributions" means, with respect to each Partner, the Capital Contributions made by such Partner pursuant to Section 3.03.

          "Adjusted Capital Account" means, with respect to each Partner for any Allocation Year, the Capital Account of such Partner as of the last day of such Allocation Year, after giving effect to the following adjustments:

          (a) Such Capital Account shall be credited for any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-1(g)(1) and 1.704-2(i)(5) of the Regulations; and

          (b) Such Capital Account shall be debited for all of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

          "Adjusted Capital Account Deficit" means, with respect to each Limited Partner, the deficit balance, if any, in such Limited Partner's Capital Account as of the end of the relevant Allocation Year, after giving effect to the following adjustments:

          (a) Such Capital Account shall be credited for any amounts which such Limited Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-1(g)(1) and 1.704-2(i)(5) of the Regulations; and

          (b) Such Capital Account shall be debited for all of the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and
     1.704-1(b)(2)(ii)(d)(6) of the Regulations.

This definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

          "Adjusted Eurodollar Rate" means, for any Current Period, a rate per annum equal to the rate obtained by dividing (a) the Eurodollar Rate for such Current Period by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Current Period.

          "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director, officer, partner or member of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 20% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "After-Tax Basis" means, with respect to any payment to any Person, the amount of such payment (the "base payment") supplemented by a further payment (the "gross-up amount") to such Person so that the sum of the base payment and the gross-up amount, after deduction of the amount of all taxes actually required to be paid by such Person in respect of the receipt or accrual of the base payment and gross-up amount (and after taking into account all credits or deductions (collectively, the "tax benefits") realized from (i) the payment by the indemnified Person of any amount giving rise to the obligation to make the base payment and (ii) the payment by the indemnified Person of taxes that the gross-up amount is intended to pay), shall be equal to the amount required to be received on an "After-Tax Basis". Such calculations shall be made on the basis of the assumptions that for such Person or any Affiliate thereof,
(A) federal taxes are payable at the highest marginal rate applicable to such Person or any such Affiliate for the relevant period or periods and (B) state and local taxes are payable at a rate equal to 5% (after taking into account the federal tax benefits attributable to such state and local taxes).

          "Agreement" means this Second Amended and Restated Agreement of Limited Partnership, as further amended, supplemented or otherwise modified hereafter from time to time. All references in this Agreement to any "Article", "Section", "Schedule" or "Exhibit" are, unless otherwise specified, to an Article, a Section, a Schedule or an Exhibit of or to this Agreement.

          "Allocation Year" means (a) the period commencing on the Closing Date and ending on December 31, 1997, (b) except as otherwise required under Section 706 of the Code, any subsequent 12-month period commencing on January 1 and ending on the next succeeding December 31 and (c) any portion of the period described in clause (a) or (b) of this definition for which the Partnership is required to allocate Profits, Losses and other items of Partnership income, gain, loss or deduction pursuant to Article IV.

          "Alternate Appraiser" has the meaning specified in Section 4.09(b)(i)(B).

          "Alternate Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the highest of:

          (a) the rate of interest announced publicly by the Rate Determination Bank in New York, New York from time to time, as the Rate Determination Bank's base rate or prime rate;

          (b) the sum (adjusted to the nearest 1/4 of 1% or, if there is no nearest 1/4 of 1%, to the next higher 1/4 of 1%) of (i) 1/2 of 1% per annum plus (ii) the rate obtained by dividing (A) the latest three-week moving average of secondary market morning offering rates in the United States of America for three-month certificates of deposit of major United States money center banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by the Rate Determination Bank on the basis of such rates reported by certificate of deposit dealers to and published by the

     Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Rate Determination Bank from three New York certificate of deposit dealers of recognized standing selected by the Rate Determination Bank, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for the Rate Determination Bank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States of America plus (iii) the average during such three-week period of the annual assessment rates estimated by the Rate Determination Bank for determining the then current annual assessment rate payable by the Rate Determination Bank to the Federal Deposit Insurance Corporation (or any successor thereto) for insuring U.S. dollar deposits of the Rate Determination Bank in the United States of America; and

          (c) 1/2 of 1% per annum above the Federal Funds Rate.

          "Ammonia Loop" means the ammonia loop facility that will be constructed as an extension of the Methanol Plant pursuant to the Engineering, Procurement and Construction Agreement dated as of October 20, 1997 between Terra Nitrogen Corporation, a Delaware corporation and a Wholly Owned Subsidiary of Terra Capital, and Foster Wheeler USA Corporation, a Delaware corporation, as amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms thereof.

          "Applicable Amounts" has the meaning specified in the definition of "Early Termination Premium" set forth below in this Appendix.

          "Appraisal Guidelines" means the guidelines set forth on Schedule II attached hereto which have been established for appraising the fair market value of the Methanol Plant and the Methanol Related Assets and/or the Ammonia Loop.

          "Appraiser" has the meaning specified in Section 4.09(b)(i)(B).

          "Asset Value" means, with respect to any Partnership Property, the adjusted basis of such Partnership Property for United States federal income tax purposes, except as follows:

          (a) The initial Asset Value of any Partnership Property contributed to the Partnership pursuant to Sections 3.01 and 3.02 shall be as set forth in
     Section 4.09(a);

          (b) The Asset Values of all Partnership Property shall be adjusted to equal their respective values, as determined in accordance with Section 4.09(b) (or, in the case of cash, shall be its face amount) on the date specified in Section 4.09(b), upon the following events: (i) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Property as consideration for an Interest and (b) the liquidation of the Partnership within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations;

          (c) The Asset Value of any Partnership Property distributed to any Partner shall be adjusted to equal the value of such Partnership Property, as determined in accordance with Section 4.09(b) (or, in the case of cash, shall be its face amount) on the date specified in Section 4.09(b), or, if the distribution is made pursuant to Section 13.02, on the date of such distribution; and

          (d) The Asset Values of all Partnership Property shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Partnership Property pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Section 1.704-1(b)(2)(iv)(m) of the Regulations and clause (d) of the definition of "Profits" and "Losses" set forth below in this Appendix or Section 4.03(g); provided, however, that Asset Values shall not be adjusted pursuant to this clause (d) to the extent that an adjustment pursuant to clause (b) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this clause (d).

If the Asset Value of any Partnership Property has been determined or adjusted pursuant to clause (a), (b) or (d) of this definition, such Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such Partnership Property for purposes of the allocations made pursuant to
Article IV.

          "BAI" means Beaumont Ammonia, Inc., a Delaware corporation and Wholly Owned Subsidiary of Terra U.K. Holdings, the principal business of which shall be the construction and operation of the Ammonia Loop.

          "Bankruptcy" means, collectively, a Voluntary Bankruptcy or an Involuntary Bankruptcy.

          "Business Day" means a day on which banks are not required or authorized to close in New York, New York, and, if the applicable Business Day relates to the computation of the Eurodollar Rate, a day on which dealings are carried on in the London interbank market.

          "Capital Account" means, with respect to any Partner, the Capital Account maintained for such Partner in accordance with the following provisions:

          (a) To each Partner's Capital Account there shall be credited (i) such Partner's Capital Contributions, (ii) such Partner's distributive share of Profits and any items of Partnership income or gain which are specially allocated pursuant to Section 4.03 or 4.04 and (iii) the amount of any Partnership debts or liabilities assumed by such Partner or secured by any Partnership Property distributed to such Partner.

          (b) From each Partner's Capital Account there shall be debited (i) the amount of cash and the Asset Value of any Partnership Property distributed to such Partner pursuant to any provision of this Agreement, (ii) such Partner's distributive share of Losses and any items of Partnership losses or deductions which are specially allocated pursuant to Section 4.03 or
     4.04 and (iii) the amount of any debts or liabilities of such Partner assumed by the Partnership or secured by any property or assets contributed by such Partner to the Partnership.

          (c) If all or a portion of an Interest is Transferred in accordance with the terms of Article XI, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Interest Transferred.

          (d) In determining the amount of any debt or liability for purposes of clause (a) or (b) of this definition, Section 752(c) of the Code and any other applicable provisions of the Code and the Regulations shall be taken into account.

The foregoing provisions of this definition and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 1.704-1(b) of the Regulations and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to debts or liabilities which are secured by contributed or distributed property or assets or which are assumed by the Partnership or any Partner), are computed in order to comply with such Regulations, the General Partner may make such modification; provided that any such modification, either individually or in the aggregate, could not reasonably be expected to have a material effect on the amounts distributable to any Partner pursuant to Article XIII upon the dissolution of the Partnership. The General Partner also shall make any such adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes in accordance with Section 1.704-1(b)(2)(iv)(q) of the Regulations; provided that, to the extent any such adjustment is inconsistent with the other provisions of this Agreement and would have a material effect on the amounts distributable to any Limited Partner, such adjustment shall require the consent of such Limited Partner.

          "Capital Contribution" means, with respect to any Partner, the amount of cash and the Initial Asset Value of all Permitted Assets (other than cash) contributed to the Partnership with respect to the Interest held by such Partner. The principal amount of a promissory note which is not readily traded on an established securities market and which is contributed to the Partnership by the maker of the note (or a Partner related to the maker of the note (within the meaning of Section 1.704-1(b)(2)(ii)(c) of the Regulations)) shall not be included in the Capital Account of any Partner until the Partnership makes a taxable disposition of such promissory note or until (and to the extent) principal payments are made on such promissory note, all in accordance with
Section 1.704-1(b)(2)(iv)(d)(2) of the Regulations.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the United States Environmental Protection Agency.

          "Certificate" has the meaning specified in Section 1.04.

          "Class A Beneficial Owners" means the beneficial owners of the Class A Limited Partner.

          "Class A Limited Partner" means any Person who (a) is referred to as such in the first paragraph of this Agreement or who has become a substitute Class A Limited Partner pursuant to the applicable provisions of Article XI and
(b) has not ceased to be a Class A Limited Partner.

          "Class A Limited Partner Guaranteed Payment" has the meaning specified in Section 5.03.

          "Class B Limited Partner" means any Person who (a) is referred to as such in the first paragraph of this Agreement or who has become a substitute Class B Limited Partner pursuant to the applicable provisions of Article XI and
(b) has not ceased to be a Class B Limited Partner.

          "Closing Date" means December 31, 1997.

          "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          "Confidentiality Agreement" has the meaning specified in Section 11.03(a).

          "Credit Facility" means the Amended and Restated Credit Agreement dated as of March 31, 1998 among the Class A Limited Partner, the banks, financial institutions and other institutional lenders from time to time party thereto, Citibank, N.A., as agent for such banks, financial institutions and other institutional lenders, and The Bank of Nova Scotia and Bank of America National Trust and Savings Association, as syndication agents therefor, as further amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms thereof.

          "Cumulative First Priority Return" means, at any date of determination, the sum of the amounts determined pursuant to the definition of the "First Priority Return" set forth below in this Appendix for each Distribution Period since the Closing Date, and, without duplication, any Current Period ending on such date.

          "Cumulative Second Priority Return" means, at any date of determination, the sum of the amounts determined pursuant to the definition of the "Second Priority Return" set forth below in this Appendix for each Distribution Period since the Closing Date, and, without duplication, any Current Period ending on such date.

          "Current Period" means any Distribution Period or any portion thereof.

          "Demand Loan" means any senior demand loan (a) made by the Partnership to Terra Capital or any of its Affiliates (including, without limitation, Terra U.K.), (b) the repayment obligations of which bear an arm's-length floating interest rate, and are evidenced by a promissory note, in substantially the form of Exhibit E-1 attached hereto, (c) which is secured by a valid and perfected lien on and security interest in all of the property and assets of Terra and its Subsidiaries described on Schedule III attached hereto and (d) solely in the case of any such demand loan to an Affiliate of Terra Capital, the repayment obligations of which are unconditionally and irrevocably guaranteed by Terra Capital on the terms set forth in Exhibit E-2 attached hereto.

          "Depreciation" means, for each Allocation Year, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for United States federal income tax purposes with respect to any Partnership Property for such Allocation Year, except that if the Asset Value of any such Partnership Property asset differs from its adjusted basis for United States federal income tax purposes at the beginning of such Allocation Year, Depreciation shall be an amount which bears the same ratio to such beginning Asset Value as the United States federal income tax depreciation, amortization or other cost recovery deduction for such Allocation Year bears to such beginning adjusted basis;[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Distribution Date" means the last Business Day of each Distribution Period.

          "Distribution Period" means (a) the period commencing on the Closing Date and ending on March 31, 1998 and (b) thereafter, each subsequent period commencing on the last day of the immediately preceding Distribution Period and ending on the earliest to occur of the next succeeding March 31, June 30, September 30 or December 31; provided, however, that whenever the last day of any Distribution Period would otherwise occur on a day other than a Business Day, the last day of such Distribution Period shall occur on the immediately preceding Business Day and the next Distribution Period shall commence on such day.

          "Early Termination Premium" means an amount equal to (a) the aggregate Capital Contribution of the Class A Limited Partner multiplied by (b) the difference, if any, between (i) the present value of the sum of (A) 0.00189 received quarterly on the last Business Day of each Distribution Period occurring during the period commencing on the applicable Retirement Date, Purchase Date or Termination Date, as the case may be, and ending on the then current Reset Date and (B) 0.04444 received on such Reset Date (the "Applicable Amounts"), discounted at a rate equal to the sum of (1) the bid-side yield on U.S. Treasury notes whose maturity matches or approximates the then current Reset Date and (2) 2.50% minus (ii) the present value of the Applicable Amounts, discounted at the rate of 17%.

          "Environmental Action" means any legal action, suit, demand, demand letter, claim, notice of noncompliance or violation, notice of liability or potential liability, governmental or regulatory investigation, proceeding, consent order or consent agreement, abatement order or other order or directive (conditional or otherwise) relating in any way to any Environmental Law, any Environmental Permit or any Hazardous Materials or arising from alleged injury or threat to health, safety, natural resources or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or other third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, order, writ, judgment, injunction or decree, or any judicial or agency interpretation, policy, guideline or other requirement of any governmental or regulatory authority, relating to (a) the generation, use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, (b) pollution or the protection of the environment, health, safety or natural resources or (c) occupational safety and health, industrial hygiene, land use or the protection of human, plant or animal health or welfare, including CERCLA, the Hazardous Materials Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. (S) 136 et seq.), the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.), the Oil Pollution Act (33 U.S.C. (S) 2701 et seq.) and the Emergency Planning and Community Right-to-Know Act (42 U.S.C. (S) 11001 et seq.), in each case as amended from time to time, and including the regulations promulgated and the rulings issued from time to time thereunder.

          "Environmental Permit" means any permit, approval, license, identification number or other authorization required under any Environmental Law.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of the Partnership, or under common control with the Partnership, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means:

          (a)  (i) the occurrence of a reportable event, within the meaning of
     Section 4043(c) of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the Pension Benefit Guaranty Corporation or (ii) the requirements of paragraph (1) of
     Section 4043(b) of ERISA are met with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA could reasonably be expected to occur with respect to such Plan within the following 30 days;

          (b) the application for a minimum funding waiver with respect to a Plan;

          (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA);

          (d) the cessation of operations at a facility of the Partnership or any of the ERISA Affiliates under the circumstances described in Section 4062(e) of ERISA;

          (e) the withdrawal or partial withdrawal by the Partnership or any of the ERISA Affiliates from a Plan or a Multiemployer Plan;

          (f) the conditions for the imposition of a Lien under Section 302(f) of ERISA shall have been met with respect to any Plan;

          (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or

          (h) the institution by the Pension Benefit Guaranty Corporation of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA, that constitutes grounds for the termination of, or the appointment of a trustee to administer, a Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Rate" means, for any Distribution Period or portion thereof, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at approximately 5:00 P.M. (London time) two Business Days before the immediately preceding Distribution Date in an amount substantially equal to $10,000,000 and for a period equal to three months.

          "Eurodollar Rate Reserve Percentage" means, for any Distribution Period, the reserve percentage applicable two Business Days before the immediately preceding Distribution Date under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the Eurodollar Rate is determined) having a term equal to three months.

          "External Taxing Jurisdiction" means any state or local taxing jurisdiction in the United States of America or any foreign taxing jurisdiction with respect to which the Class A Limited Partner or any Class A Beneficial Owner (or any of their respective Affiliates) has no connection other than as a result of being a Partner or enforcing its rights under this Agreement.

          "Extraordinary Expenses" means, collectively, all expenses in excess of $500,000 for any single occurrence arising from any events, developments or circumstances occurring after the Closing Date relating to or in connection with or arising out of (a) any Environmental Law or Environmental Action, (b) (i) the occurrence of any ERISA Event with respect to a Plan or any Withdrawal Liability to any Multiemployer Plan, (ii) the insolvency, reorganization or termination of any Multiemployer Plan, within the meaning of Title IV of ERISA, (iii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Internal Revenue Code), whether or not waived, with respect to one or more of the Plans, or any Lien on the property and assets of the Partnership or any of the ERISA Affiliates in favor of the Pension Benefit Guaranty Corporation or any Plan, (c) local, state or federal income taxes in excess of 6% of taxable income as computed for United States federal income tax purposes, (d) liability in tort and (e) casualty and condemnation losses.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Rate Determination Bank from three federal funds brokers of recognized standing selected by it.

          "First Amended Partnership Agreement" has the meaning specified in
Section 1.01.

          "First Priority Return"[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "First Priority Return Rate" means (a) for each Current Period occurring during the period commencing on the Closing Date and ending on the first Reset Date, a rate per annum equal to (i) the sum of (A) 2.1043% per annum and (B) (1) 0.95556 multiplied by (2) the Adjusted Eurodollar Rate in effect on the first day of such Current Period or (ii) if at any time the Eurodollar Rate is unavailable, the sum of (A) 1.1487% per annum and (B) (1) 0.95556 multiplied by (2) the Alternate Base Rate in effect from time to time during such Current Period and (b) for each Current Period commencing on or after the first Reset Date, a rate per annum equal to either (i) (A) the sum of (1) 2.2969% per annum and (2) the Adjusted Eurodollar Rate in effect on the first day of such Current Period or (B) if at any time the Eurodollar Rate is unavailable, the sum of (1) 1.2969% per annum and (2) the Alternate Base Rate in effect from time to time during such Current Period or (ii) such rate per annum as shall be agreed among all of the Partners.

          "Fiscal Quarter" means (a) the period commencing on the Closing Date and ending on March 31, 1998, (b) with respect to any fiscal quarter in any Fiscal Year not described in clause (a) or (c) of this definition, any subsequent consecutive three-month period commencing on April 1 and ending on the next succeeding June 30, the period commencing on July 1 and ending on the next succeeding September 30, the period commencing on October 1 and ending on the next succeeding December 31 or the period commencing on January 1 and ending on the next succeeding March 31, as the case may be, and (c) the period commencing on the first day of the fiscal quarter in which the Termination Date occurs and ending on the Termination Date.

          "Fiscal Year" means (a) the period commencing on the Closing Date and ending on December 31, 1998, (b) with respect to any fiscal year not described in clause (a) or (c) of this definition, any subsequent consecutive 12-month period commencing on January 1 and ending on the next succeeding December 31 and
(c) the period commencing on the immediately preceding January 1 and ending on the Termination Date.

          "GAAP" means generally accepted accounting principles as in effect in the United States from time to time and applied on a consistent basis.

          "General Partner" means any Person who (a) is referred to as such in the first paragraph of this Agreement or has become a substitute General Partner pursuant to the applicable provisions of Article XI and (b) has not ceased to be a General Partner.

          "Hazardous Materials" means: (a) any chemical, material or substance at any time defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment (including, without limitation, harmful properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import) under any applicable Environmental Laws; (b) any oil, petroleum, petroleum fraction or petroleum-derived substance; (c) any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, natural gas or geothermal resources; (d) any flammable substances or explosives; (e) any radioactive materials; (f) any asbestos-containing materials; (g) any urea formaldehyde foam insulation; (h) any electrical equipment which contains any oil or dielectric fluid containing polychlorinated biphenyls; (i) any pesticides; (j) any radon gas; and (k) any other chemical, material or substance designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law or which could pose a hazard to health, safety or the environment.

          "Holdings" has the meaning specified in the first paragraph of this Agreement.

          "Incipient Event" means an event which with notice or lapse of time or both would constitute a Terminating Event or Notice Event.

          "Indebtedness" means, with respect to any Person (without duplication):

          (a) all indebtedness of such Person for borrowed money;

          (b) all obligations of such Person for the deferred purchase price of property and assets or services (other than (i) trade payables or other accounts payable incurred in the ordinary course of such Person's business and not past due for more than 30 days and (ii) deferred employee compensation and other employee benefits);

          (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments;

          (d) all obligations of such Person as lessee under leases which have been or should be, in accordance with GAAP, recorded as capital leases; and

          (e) all Indebtedness referred to in clauses (a) through (d) above guaranteed directly or indirectly by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.

          "Indemnitee" has the meaning specified in Section 6.05(d)(i).

          "Indemnitor" has the meaning specified in Section 6.05(d)(i).

          "Initial Appraiser" has the meaning specified in Section 4.09(a)(iii).

          "Initial Asset Value" means the initial value of a Permitted Asset determined pursuant to Section 4.09(a).

          "Interest" means any interest in the Partnership representing all or any portion of the Capital Contributions made or deemed made by a Partner pursuant to Article III, including any and all benefits to which the holder of such an Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement.

          "Investment" means, with respect to any Person, any loan or advance to such Person, any purchase or other acquisition of shares of capital stock of (or other ownership or profit interests in), or other obligations or other securities (including, without limitation, warrants, rights and options) of, such Person, any capital contribution to such Person or any other investment in such Person, including, without limitation, any arrangement pursuant to which the investor incurs Indebtedness of the types referred to in clause (e) of the definition of "Indebtedness" set forth above in this Appendix in respect of such Person.

          "Involuntary Bankruptcy" means, with respect to any Person, without the consent or acquiescence of such Person, the entering of an order for relief or approving of a petition for relief or reorganization of such Person, or any other petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or other similar relief of such Person under any present or future bankruptcy, insolvency or similar statute, law or regulation, or the filing of any such petition against such Person, in any such case which petition shall not be dismissed within 60 days, or, without the consent or acquiescence of such Person, the entering of an order appointing a trustee, custodian, receiver or liquidator of such Person or of all or any substantial portion of its property and assets, in any such case which order shall not be dismissed within 60 days.

          "Issuance Items" has the meaning specified in Section 4.03(h).

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement having the effect of a lien, security interest or other charge or encumbrance, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Limited Partners" means, collectively, the Class A Limited Partner and the Class B Limited Partner.

          "Liquid Investments" means any of the following types of Investments, to the extent owned by any Person free and clear of all Liens (other than Liens created under the Transaction Documents):

          (a) readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof;

          (b) time deposits or demand deposits with, or insured certificates of deposit of, any commercial bank that (i) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia and is a member of the Federal Reserve System and (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition, in each case with maturities of not more than 90 days from the date of acquisition thereof;

          (c) commercial paper issued by any Person organized under the laws of any state of the United States of America and rated at least "Prime-1" (or the then equivalent grade) by Moody's or at least "A-1" (or the then equivalent grade) by S&P, in each case with maturities of not more than 90 days from the date of acquisition thereof;

          (d) Investments, classified in accordance with GAAP as current assets of such Person, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are structured to trade at a price equal to the face value thereof, and the portfolios of which are substantially comprised of Investments of the character and quality described in clauses (a), (b) and (c) of this definition; and

          (e)  cash.

          "Liquidator" means (a) any Person appointed as such by the Class A Limited Partner (which Person may be the General Partner) or (b) if a Terminating Event which results from the Bankruptcy of the Class A Limited Partner or the Notice Event referred to in clause (a) of the definition thereof set forth below in this Appendix has occurred and is continuing, the General Partner; provided that if the final liquidation distributions have not been made by the General Partner within 30 days of the date of any such Terminating Event, the Class A Limited Partner shall thereafter have the right to appoint a replacement Liquidator.

          "Loan Purchase Agreement" has the meaning specified in Section 6.01 of the Terra Capital Note.

          "Losses" has the meaning specified in the definition of "Profits and Losses" set forth below in this Appendix.

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Mark-to-Market Event" means either (a) the retirement of any Interest pursuant to Section 11.08 or (b) the liquidation of the Partnership pursuant to
Article XIII; provided, however, that, unless the Class A Limited Partner otherwise consents, no Mark-to-Market Event shall occur if the Notice Event giving rise to any event referred to in clause (a) or (b) above results from a Terra Event.

          "Mark-to-Market Valuation" means an adjustment of the Asset Value of the Permitted Assets of the Partnership to reflect their respective Mark-to-Market Values.

          "Mark-to-Market Value" means, with respect to any Permitted Asset of the Partnership, (a) upon a Mark-to-Market Event, the value of such Permitted Asset as determined pursuant to Section 4.09(b) and (b) upon the exercise of the Purchase Option, the value of such Permitted Asset as determined pursuant to
Section 4.09(b) and Section 2 of the Support and Option Agreement.

          "Material Adverse Effect" means a material adverse effect on (a) (i) the business, assets, operations, properties or financial condition of the Partnership or any of its Subsidiaries or (ii) the contingent liabilities of the Partnership or any of its Subsidiaries which could reasonably be expected to result in any of the effects described in subclause (a)(i) of this definition other than, in the case of subclause (a)(i) or (a)(ii) of this definition, any such effect resulting solely from a general economic change in the industry of the Partnership or any of its Subsidiaries, (b) the rights and remedies of the Class A Limited Partner under this Agreement or any other Transaction Document or (c) the ability of the Partnership or any of its Subsidiaries or the any of the Terra Partners to perform or observe its obligations under this Agreement or any other Transaction Document to which it is a party.

          "Measurement Date" means (a) with respect to the retirement of the Class A Partner's Interest pursuant to Section 11.08(a), the Distribution Date immediately preceding the date on which the related Retirement Notice was delivered, (b) with respect to the liquidation of the Partnership pursuant to
Article XIII, the Distribution Date immediately preceding the Distribution Period in which the earlier of (i) the date on which the Terminating Event giving rise to such liquidation occurred and (ii) if applicable, the date on which the Notice Event (without giving effect to any grace period therefor) giving rise to such Terminating Event occurred and (c) with respect to the exercise of the Purchase Option, the Distribution Date immediately preceding the Distribution Period in which the earlier of (i) if applicable, the Purchase Election Date and (ii) the date on which the Notice Event (without giving effect to any grace period therefor) giving rise to the Purchase Option occurred.

          "Methanol Business" means the manufacture, storage, distribution and marketing of methanol, including the maintenance and operation of the Methanol Plant and the Methanol Related Assets.

          "Methanol Plant" means the methanol production facility of the Partnership located in Beaumont, Texas and having, on the date of this Agreement, a rated capacity of approximately 280,000,000 gallons per year.

          "Methanol Related Assets" means the feedstock and other raw materials, the product pipeline and the other property and assets related to the maintenance and operation of the Methanol Plant and the operation of the Methanol Business.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "Multiemployer Plan" means a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) to which the Partnership or any of the ERISA Affiliates (a) is making or accruing an obligation to make contributions or (b) has within any of the preceding five plan years made or accrued an obligation to make contributions and with respect to which the Partnership or any of the ERISA Affiliates could reasonably be expected to have liability.

          "Multiple Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Partnership or any of the ERISA Affiliates and at least one Person other than the Partnership and the ERISA Affiliates or (b) was so maintained and in respect of which the Partnership or any of the ERISA Affiliates could reasonably be expected to have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Nonrecourse Deductions" has the meaning specified in Section 1.704-2(b)(1) of the Regulations.

          "Nonrecourse Liability" has the meaning specified in Section 1.704-2(b)(3) of the Regulations.

          "Notice Event" means any of the following events:

[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Nova" has the meaning specified in the first paragraph of this Agreement.

          "NPL" means the National Priorities List under CERCLA.

          "Original Capital Contribution" means, with respect to each Partner, the Capital Contribution made, or deemed made, by such Partner pursuant to
Section 3.01 or 3.02, as applicable.

          "Partner Nonrecourse Debt" has the meaning specified in Section 1.704-2(b)(4) of the Regulations.

          "Partner Nonrecourse Debt Minimum Gain" means, with respect to any Partner Nonrecourse Debt, an amount equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

          "Partner Nonrecourse Deductions" has the meaning specified in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

          "Partners" means, collectively, the General Partner and the Limited Partners.

          "Partnership" means the partnership continued pursuant to this Agreement.

          "Partnership Balance Sheet" has the meaning specified in Section 9.02(c)(ii)(A).

          "Partnership Income Statement" has the meaning specified in Section 9.02(c)(ii)(B).

          "Partnership Matters" has the meaning specified in Section 4.06(b).

          "Partnership Minimum Gain" has the meaning specified in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

          "Partnership Property" means all real and personal property and assets owned by the Partnership and any improvements thereto, and shall include both tangible and intangible property.

          "Percentage Interest" means, with respect to each Partner at any date of determination, the ratio (expressed as a percentage) of (a) such Partner's Capital Account on such date to (b) the aggregate Capital Accounts of all of the Partners on such date, such Capital Accounts to be determined after giving effect to all contributions, distributions and allocations for all periods ending on or prior to such date.

          "Permitted Assets" means,[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Permitted Securitization Assets" means the rights of the Partnership under or in connection with (a) the Receivables Purchase Agreement dated as of August 20, 1996 among Terra Funding, Inc., Terra Capital, the financial institutions from time to time party thereto and Bank of America National Trust and Savings Association, as administrative agent thereunder, and the "Agreement Documents" referred to therein, in each case as amended, supplemented or otherwise modified hereafter from time to time in accordance with their terms, and (b) any successor transaction thereto effected on substantially the same terms (other than with respect to the size of the receivables securitization program) as the transaction contemplated by the documentation referred to in clause (a) of this definition.

          "Permitted Transfer" has the meaning specified in Section 11.02.

          "Person" means any individual, partnership (whether general or limited), corporation (including a business trust), limited or unlimited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan and/or a Multiple Employer Plan, as the context may require.

          "Profits" and "Losses" means, for each Allocation Year, an amount equal to the Partnership's taxable income or loss for such Allocation Year, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be added to such taxable income or loss;

          (b) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Section 1.704-1(b)(2)(iv)(i) of the Regulations and not otherwise taken into account in computing Profits or Losses pursuant to this definition shall be subtracted from such taxable income or loss;

          (c) If the Asset Value of any Partnership Property is adjusted pursuant to clause (a) or (b) of the definition of "Asset Value" set forth above in this Appendix, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Asset Value of such Partnership Property) or an item of loss (if the adjustment decreases the Asset Value of such Partnership Property) from the disposition of such Partnership Property and shall be taken into account for purposes of computing Profits or Losses;

          (d) Gain or loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for United States federal income tax purposes shall be computed by reference to the Asset Value of the Partnership Property disposed of, notwithstanding that the adjusted basis for United States federal income tax purposes of such Partnership Property differs from its Asset Value;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of "Depreciation" set forth above in this Appendix;

          (f) To the extent that an adjustment to the adjusted basis of any Partnership Property pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Section 1.704-1(b)(2)(iv)(m)(4) of the Regulations to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of such Partnership Property) or loss (if the adjustment decreases the basis of such Partnership Property) from the disposition of such Partnership Property and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.03 or 4.04 shall not be taken into account in computing Profits or Losses.

          "Purchase Date" means the date on which Terra Capital or its designee purchases or otherwise acquires all (but not a portion) of the Interest of the Class A Limited Partner or the equity interests in Nova, as the case may be, pursuant to, and in accordance with the terms of, Section 2.1 or 2.2 of the Support and Option Agreement.

          "Purchase Election Date" means the date on which Terra Capital or its designee elects to exercise the Purchase Option pursuant to, and in accordance with the terms of, Section 2.1 or 2.2 of the Support and Option Agreement. [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Ratably" means (a) with respect to the Terra Partners, in proportion to each Terra Partner's Percentage Interest in the Partnership and (b) with respect to all of the Partners, in proportion to each Partner's Percentage Interest in the Partnership.

          "Rate Determination Bank" means any of the Reference Banks selected by the General Partner from time to time to act as such for all purposes of this Agreement, which Reference Bank shall initially be Citibank, N.A.; provided that the General Partner shall provide notice of any change in its selection of the Rate Determination Bank to each of the other Partners at least five Business days prior to the date on which any such change is proposed to become effective.

          "Reference Banks" means Citibank, N.A., The Bank of Nova Scotia, Bank of America National Trust and Savings Association and NationsBank of Texas, N.A.

          "Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as amended from time to time (including the corresponding provisions of successor regulations).

          "Regulatory Allocations" has the meaning specified in Section 4.04(a).

          "Reset Date" means (a) December 29, 2000 or (b) the Business Day occurring on or immediately prior to the next succeeding third anniversary of December 29, 2000, as the context may require.

          "Responsible Officer" means (a) in the case of TMC, Holdings, Terra Capital or Terra U.K. Holdings, any person that is an officer thereof holding the position of vice president or higher (or the equivalent thereto) and (b) in the case of any Person admitted as a substitute Partner in accordance with the applicable provisions of Article XI, such executive officers of such Person as are approved by the other Partners (such approval not to be unreasonably withheld or delayed).

          "Retirement Date" has the meaning specified in Section 11.08(d)(ii).

          "Retirement Notice" has the meaning specified in Section 11.08(c).

          "Retirement Payment" has the meaning specified in Section 11.08(d)(i).

          "S&P" means Standard & Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

          "Second Priority Return" means, for each Current Period, an amount equal to (a) the Second Priority Return Rate for such Current Period multiplied by (b) the sum of (i) (A) the Original Capital Contributions of the Terra Partner described in Sections 3.01 and 3.02 plus (B) all Additional Capital Contributions made by the Terra Partners pursuant to Section 3.03, adjusted for the timing of any Additional Capital Contributions made during such Current Period and (ii) (A) the Cumulative Second Priority Return as of the immediately preceding Distribution Date minus (B) the cumulative distributions made to the Terra Partners pursuant to Section 5.02 during the period commencing on the Closing Date and ending on the immediately preceding Distribution Date. All computations referred to in this definition shall be determined on the basis of the actual number of days elapsed in a 360-day year (including the first day but excluding the last day) occurring in the period for which the Second Priority Return is being calculated.

          "Second Priority Return Rate"[Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.].

          "Senior Financial Officer" means, with respect to any Person, the Treasurer, the Assistant Treasurer, the Controller or the Chief Financial Officer of such Person.

          "Services Agreement" means the General and Administrative Services Agreement dated as of December 31, 1997 among Terra, the General Partner and the Partnership, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

          "Single Employer Plan" means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of the Partnership or any of the ERISA Affiliates and no Person other than the Partnership and the ERISA Affiliates or (b) was so maintained and in respect of which the Partnership or any of the ERISA Affiliates could reasonably be expected to have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Subsidiary" means, with respect to any Person, any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding Voting Interests in such corporation, (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or (c) the beneficial interest in such trust or estate, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Support and Option Agreement" means the Amended and Restated Support and Option Agreement dated as of March 31, 1998 among Terra Capital, the Class A Limited Partner and the Class A Beneficial Owners, as further amended supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof and thereof.

          "Tax Matters Partner" has the meaning specified in Section 9.03(a).

          "Terminating Event" means any of the following events: [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Termination Date" has the meaning specified in Section 5.03(a).

          "Terra" means Terra Industries, Inc., a Maryland corporation and, on the date of this Agreement, the indirect parent of Terra Capital.

          "Terra Canada" means Terra International (Canada) Inc., a corporation governed by the laws of Ontario and, on the date of this Agreement, an indirect Subsidiary of Terra Capital.

          "Terra Capital" means Terra Capital, Inc., a Delaware corporation and, on the date of this Agreement, the direct parent of the Terra Partners.

          "Terra Capital Loan Documents" means the Amended and Restated Credit Agreement dated as of March 31, 1998 among Terra Capital, Terra Nitrogen, Limited Partnership, the guarantors named therein, the banks, financial institutions and other institutional lenders party thereto and Citibank, N.A., as administrative agent for such banks, financial institutions and other institutional lenders, the notes issued from time to time thereunder and all of the other "Loan Documents" as defined and referred to therein, in each case as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms thereof.

          "Terra Capital Note" means the senior promissory note, of Terra Capital payable to the order of the Partnership, which was issued in the form of Exhibit F attached hereto, the repayment obligations under which bear an arm's-length floating interest rate and all of the principal of which is due and payable on December 29, 2000, and the obligations under which are secured by a valid and perfected lien on and security interest in all of the property and assets of Terra and its Subsidiaries described on Schedule V attached hereto, as such promissory note has been or may be amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof and thereof.

          "Terra Event" means an act or omission by Terra Capital or any of its Affiliates [Confidential material has been omitted pursuant to a request for confidential treatment filed with the Commission under Rule 24b-2(b) and has been filed separately with the Commission.]

          "Terra U.K. Holdings Stock" means the issued and outstanding shares of capital stock of Terra U.K. Holdings.

          "Terra Partners" means, collectively, TMC and Holdings, in each case so long as such Person remains a Partner, and any other Affiliate of Terra that may from time to time own an Interest hereunder.

          "Terra U.K." means Terra Nitrogen (U.K.) Limited, a company formed under the laws of England.

          "Terra U.K. Holdings" means Terra (U.K.) Holdings Inc., a Delaware corporation and a direct subsidiary of the Partnership.

          "Terra U.K. Loan" means, at any date of determination, the aggregate principal amount of all loans and advances outstanding under the Terra U.K. Loan Documents on such date.

          "Terra U.K. Loan Documents" means the Credit Agreement dated as of December 31, 1997 among Terra U.K. and Terra U.K. Holdings, the note issued to Terra U.K. Holdings thereunder and all of the other "Loan Documents" as defined and referred to therein, in each case as amended by Amendment No. 1 dated as of February 6, 1998 and Amendment No. 2 dated as of March 31, 1998 and as such agreement, instrument or other document may be amended, supplemented or otherwise modified from time to time hereafter in accordance with the terms hereof and thereof.

          "TMC" has the meaning specified in the first paragraph of this Agreement.

          "Transaction Documents" means this Agreement, the Support and Option Agreement, the Terra Capital Note, the notes evidencing the Demand Loans and the Services Agreement.

          "Transfer" means, with respect to all or any portion of an Interest, as a noun, any voluntary or involuntary sale, pledge, assignment, transfer or other disposition of such Interest or any such portion thereof and, as a verb, to voluntarily or involuntarily sell, pledge, assign, transfer or otherwise dispose of such Interest or any such portion thereof.

          "Transferee Certificate" has the meaning specified in Section
11.03(g).

          "Transferor Certificate" has the meaning specified in Section
11.03(g).

          "United States" and "U.S." each means the United States of America.

          "Voluntary Bankruptcy" means, with respect to any Person, (a) (i) the inability of such Person generally to pay its debts as such debts become due,
(ii) the failure of such Person generally to pay its debts as such debts become due or (iii) an admission in writing by such Person of its inability to pay its debts generally or a general assignment by such Person for the benefit of creditors, (b) the filing of any petition or answer by such Person seeking to adjudicate it a bankrupt or insolvent, or seeking for itself or its property and assets any liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of such Person or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking, consenting to, or acquiescing in the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for such Person or for any substantial portion of its property or assets, or (c) the taking of any corporate action by such Person to authorize any of the actions set forth in clause (a) or (b) of this definition.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent equity (or other ownership or profit) interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or Persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person 100% of the Voting Interests in which are owned beneficially by such Person, directly or indirectly through one or more Wholly Owned Subsidiaries (without taking into account in determining such percentage de minimis amounts of Voting Interests held by directors, nominees and similar persons pursuant to statutory or regulatory requirements).

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

                                  BLANK COPY





                      Omitted Version Second Amended and
                        Restated Partnership Agreement